                                                                     Ex-99.17(f)

                                                     (SELIGMAN INVESTMENTS LOGO)

 SUPPLEMENT DATED JULY 27, 2009 TO THE PROSPECTUSES, EACH DATED MAY 1, 2009, FOR
                       SELIGMAN CASH MANAGEMENT FUND, INC.
                                  (THE "FUND")

The following changes will be effective on or about September 25, 2009:

The FUND NAME will be changed to RiverSource Government Money Market Fund.

The first paragraph of the Principal Investment Strategies section will be revised as follows:

The Fund uses the following principal investment strategies to seek its investment objectives: The Fund will normally invest at least 80% of its net assets in high-quality, short-term money market securities that are issued or guaranteed by the U.S. government, its agencies or instrumentalities. The Fund will provide shareholders with at least 60 days' notice of any change in the 80% policy.

SL-9905-1 A (7/09)

                                                                 (SELIGMAN LOGO)

       SUPPLEMENT DATED JULY 1, 2009 TO THE PROSPECTUSES DATED MAY 1, 2009
                    OF EACH OF THE FOLLOWING SELIGMAN FUNDS:

        Seligman Capital Fund, Inc., Seligman Cash Management Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund,
                                      Inc.,
  Seligman Growth Fund, Inc., Seligman High Income Fund Series, Seligman Income
                                   and Growth
  Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc. and Seligman Value
                                Fund Series, Inc.
(including the funds of any series, each a "Fund" and collectively, the "Funds")

Each Fund's "Other Expenses" in its fees and expense table relating to Class R2 shares is amended to reflect the inclusion of plan administration services fees of up to 0.25% per annum of the Fund's average daily net assets. To the extent that a Fund's total annual operating expenses are capped by the Fund's investment manager and/or its affiliates, any increase in the Fund's Other Expenses resulting from the inclusion of plan administration services fees will not be borne by the Class R2 shareholders for the duration of the commitment to the extent that the Fund's Other Expenses exceed the cap.

The cost examples of each of the following Fund's Class R2 shares are superseded and replaced as follows (unless otherwise indicated):


----------------------------------------------------------------------------------------------------------------
  CLASS R2 SHARES                                          1 YEAR ($)   3 YEARS ($)   5 YEARS ($)   10 YEARS ($)
----------------------------------------------------------------------------------------------------------------
 Seligman Capital Fund, Inc.
 (costs if you sell or do not sell your shares at the          209          585           986           2,108
 end of the period)
----------------------------------------------------------------------------------------------------------------
 Seligman Common Stock Fund, Inc.
 (costs if you sell or do not sell your shares at the          196          545           919           1,968
 end of the period)
----------------------------------------------------------------------------------------------------------------
 Seligman Cash Management Fund, Inc.
 (costs if you sell or do not sell your shares at the          100           *             *              *
 end of the period)
----------------------------------------------------------------------------------------------------------------
 Seligman Communications and Information Fund, Inc.
 (costs if you sell or do not sell your shares at the          209          585           986           2,108
 end of the period)
----------------------------------------------------------------------------------------------------------------
 Seligman Growth Fund, Inc.
 (costs if you sell or do not sell your shares at the          193          536           903           1,935
 end of the period)
----------------------------------------------------------------------------------------------------------------
 Seligman High-Yield Fund
 (costs if you sell or do not sell your shares at the          193          536           903           1,935
 end of the period)
----------------------------------------------------------------------------------------------------------------
 Seligman U.S. Government Securities Fund
 (costs if you sell or do not sell your shares at the          189          520           874           1,872
 end of the period)
----------------------------------------------------------------------------------------------------------------
 Seligman Income and Growth Fund, Inc.
 (costs if you sell or do not sell your shares at the          214          601          1,012          2,161
 end of the period)
----------------------------------------------------------------------------------------------------------------
 Seligman Large-Cap Value Fund
 (costs if you sell or do not sell your shares at the          206          574           967           2,066
 end of the period)
----------------------------------------------------------------------------------------------------------------
 Seligman Smaller-Cap Value Fund
 (costs if you sell or do not sell your shares at the          229          642          1,081          2,300
 end of the period)
----------------------------------------------------------------------------------------------------------------
 Seligman LaSalle Global Real Estate Fund
 (costs if you sell or do not sell your shares at the          192           *             *              *
 end of the period)
----------------------------------------------------------------------------------------------------------------
 Seligman LaSalle Monthly Dividend Real Estate Fund
 (costs if you sell or do not sell your shares at the          188           *             *              *
 end of the period)
----------------------------------------------------------------------------------------------------------------



*   Indicates no change from prospectus.

SL-9942-1 A (7/09)

                          SUPPLEMENT, DATED MAY 1, 2009
                TO THE PROSPECTUSES, EACH DATED MAY 1, 2009, FOR
                       SELIGMAN CASH MANAGEMENT FUND, INC.
                                  (THE "FUND")

Capitalized terms used but not defined in this Supplement shall have the meanings given to such terms in the Fund's Prospectuses.

On October 6, 2008, the Fund applied to participate in the initial term of the U.S. Department of Treasury's Temporary Guarantee Program for Money Market Funds (the "Program"), through December 18, 2008 (the "Initial Term"), after obtaining the approval of the Board of Directors (the "Board"), including a majority of the independent directors. On December 2, 2008, the Board approved the Fund's participation in an extension of the Program through April 30, 2009 (the "First Extended Term"). On April 8, 2009, the Board approved the Fund's participation in an extension of the Program through September 18, 2009 (the "Second Extended Term"). The Fund filed an extension notice with the U.S. Department of Treasury on April 13, 2009 to participate in the Second Extended Term of the Program.

The Program covers shareholders of each participating money market fund for amounts they held in such funds as of the close of business on September 19, 2008. Any increase in the number of shares of that fund held by a shareholder after the close of business on September 19, 2008 will not be guaranteed. Any purchase of shares of a participating money market fund after the close of business on September 19, 2008 will not be guaranteed. If shares of a participating fund held by a shareholder as of the close of business on September 19, 2008 are sold before the guarantee is called upon, then the guarantee will only cover the lesser of (i) the number of fund shares held by the shareholder as of the close of business on September 19, 2008, or (ii) the number of fund shares held by the shareholder on the date the guarantee is called upon. A participating fund shareholder who sells all of his or her shares after September 19, 2008 (and before the guarantee is called upon) will no longer be covered by the guarantee, even if the shareholder subsequently reinvests in the fund or in another fund that is participating in the Program.

Under the terms of the Program, the guarantee is called upon with respect to the Fund if the Board makes a determination to liquidate the Fund. For shares covered by the guarantee, any difference between the amount a shareholder received in connection with the liquidation and $1.00 per share (a guarantee payment) will be covered by the U.S. Department of Treasury under the Program, subject to the overall amount available to all funds participating in the Program. Guarantee payments under the Program will not exceed the amount available in the Program (at inception of the Program, approximately $50 billion was available to support guarantee payments).

The cost to participate in the Second Extended Term of the Program from May 1, 2009 through September 18, 2009 requires a payment to the U.S. Department of Treasury in the amount of 0.015% of the Fund as of the close of business on September 19, 2008. The cost to participate in the Second Extended Term will initially be borne by the Fund without regard to any contractual expense limitation currently in effect between the investment manager and its affiliates and the Fund. However, to the extent the investment manager voluntarily limits the expenses of a Fund for the purposes of supporting its yield, the cost to participate in the Second Extended Term may be absorbed by the investment manager. The payment to participate in the Second Extended Term of the Program is in addition to payments to the U.S. Department of Treasury to participate in the Initial Term and the First Extended Term of the Program. The Program will expire after the close of business on September 18, 2009.

For additional information on the Program, visit the U.S Treasury Department's website at www.ustreas.gov.

                                                                      PROSPECTUS
                                                                     May 1, 2009

Seligman
Cash Management Fund, Inc.

A Money Market Mutual Fund Seeking to Preserve Capital and to Maximize Liquidity and Current Income

Offering Class A, Class B, Class C and Class R* shares.

* Effective on or about June 13, 2009, the Fund's Class R shares are renamed as Class R2 shares.

As with all mutual funds, the Securities and Exchange Commission has neither approved nor disapproved this Fund, and it has not determined this Prospectus to be accurate or adequate. Any representation to the contrary is a criminal offense.

An investment in this Fund or any other fund cannot provide a complete investment program. The suitability of an investment in the Fund should be considered based on the investment objectives, strategies and risks described in this Prospectus, considered in light of all of the other investments in your portfolio, as well as your risk tolerance, financial goals and time horizons. We recommend that you consult an authorized dealer or your financial advisor to determine if this Fund is suitable for you.

                                                 (SELIGMAN INVESTMENTS(SM) LOGO)

Not FDIC Insured - May Lose Value - No Bank Guarantee

TXCM1 5/2009

Table of Contents

THE FUND
   Investment Objectives ..........................................            1
   Principal Investment Strategies ................................            1
   Principal Risks ................................................            2
   Portfolio Holdings .............................................            2
   Past Performance ...............................................            3
   Fees and Expenses ..............................................            5
   Management .....................................................            7
SHAREHOLDER INFORMATION
   Buying and Selling Shares ......................................           11
   Description of Share Classes ...................................           11
   Investment Options--Classes of Shares ..........................           11
   Sales Charges ..................................................           15
   Opening an Account .............................................           21
   Exchanging or Selling Shares ...................................           24
   Exchanges ......................................................           26
   Selling Shares .................................................           28
   Pricing and Valuing of Fund Shares .............................           30
   Distributions and Taxes ........................................           31
   General Information ............................................           33
FINANCIAL HIGHLIGHTS ..............................................           37
HOW TO CONTACT US .................................................           40
FOR MORE INFORMATION ..............................................   back cover

Effective November 7, 2008, RiverSource Investments, LLC ("RiverSource Investments"), investment manager to the RiverSource Family of Funds, and a wholly owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), completed its acquisition (the "Acquisition") of J. & W. Seligman & Co. Incorporated ("Seligman"). With the Acquisition completed and shareholders of the Fund having previously approved (at a special meeting held on November 3, 2008) a new investment management services agreement between RiverSource Investments and the Fund, RiverSource Investments is the new investment manager of the Fund effective November 7, 2008.

RIVERSOURCE FAMILY OF FUNDS

The RiverSource Family of Funds includes a comprehensive array of funds from RiverSource Investments, including the Seligman funds. RiverSource Investments has also partnered with a number of professional investment managers, including its affiliate, Threadneedle Investments, to expand the array of funds offered in the RiverSource Family of Funds. The Seligman funds share the same Board of Directors/Trustees as the other funds in the RiverSource Family of Funds. Effective on or about June 13, 2009, the Seligman funds will share the same policies and procedures as, and may be exchanged for shares of, the RiverSource funds, RiverSource Partners funds and Threadneedle funds. For example, for purposes of calculating the initial sales charge on the purchase of Class A shares of a Seligman fund, for rights of accumulation purposes, an investor or financial advisor MAY include the market value of any RiverSource funds, RiverSource Partners funds or Threadneedle funds in this calculation. Please see the Statement of Additional Information (SAI) for a complete list of mutual funds included in the RiverSource Family of Funds.

The Fund

INVESTMENT OBJECTIVES

The Fund's investment objectives are to preserve capital and to maximize liquidity and current income.

PRINCIPAL INVESTMENT STRATEGIES

The Fund uses the following principal investment strategies to seek its investment objectives: The Fund invests in US dollar-denominated high-quality money market instruments. Such instruments include obligations of the US Treasury, its agencies or instrumentalities, obligations of domestic and foreign banks (such as certificates of deposit and fixed time deposits), commercial paper, short-term corporate debt securities, and repurchase agreements with respect to these types of instruments.

The Fund will invest only in US dollar-denominated securities having a remaining maturity of 13 months (397 days) or less and will maintain a US dollar-weighted average portfolio maturity of 90 days or less.

In seeking to maintain a constant net asset value of $1.00, the Fund will limit its investments to securities that, in accordance with guidelines approved by the Fund's Board of Directors, present minimal credit risk. Accordingly, the Fund will only purchase US government securities, or securities rated in one of the two highest rating categories assigned to short-term debt securities by at least two nationally recognized statistical rating organizations (such as Moody's Investors Service ("Moody's") or Standard & Poor's Ratings Services ("S&P")), or if not so rated, determined to be of comparable quality.

Determination of quality is made at the time of investment, in accordance with procedures approved by the Fund's Board of Directors. The investment manager continuously monitors the quality of the Fund's investments. If the quality of an investment declines, the Fund may, in certain limited circumstances, continue to hold it.

Currently, the Fund invests only in US government securities and in securities that are rated in the top category by Moody's and S&P. However, the Fund is permitted to invest up to 5% of its assets in securities rated in the second rating category by two rating organizations. The Fund may not invest more than the greater of 1% of its total assets or $1,000,000 in any one security in the second rating category.

In pursuit of the Fund's objective, the investment manager chooses investments by:

- Considering opportunities and risks given current interest rates and anticipated interest rates.

- Purchasing securities based on the timing of cash flows in and out of the Fund.

In evaluating whether to sell a security, the investment manager considers, among other factors, whether:

- The issuer's credit rating declines or the investment manager expects a decline (the Fund, in certain cases, may continue to own securities that are down-graded until the investment manager believes it is advantageous to sell).

-    Political, economic, or other events could affect the issuer's performance.

-    The investment manager identifies a more attractive opportunity.

- The issuer or the security continues to meet the other standards described above.

The Fund may invest in futures contracts. The Fund intends to comply with Rule 4.5 of the Commodity Futures Trading Commission (CFTC), under which a mutual fund is exempt from the definition of a "commodity pool operator." The Fund, therefore, is not subject to registration or regulation as a pool operator, meaning that the Fund may invest in futures contracts without registering with the CFTC.

The Fund's investment objectives may be changed only with shareholder approval. The principal investment strategies may be changed without shareholder approval. Any material changes to these strategies, however, must be approved by the Fund's Board of Directors.

There is no guarantee that the Fund will achieve its objectives.

PRINCIPAL RISKS

An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

The Fund is actively managed and its performance therefore will reflect in part the ability of the portfolio manager to select securities and to make investment decisions that are suited to achieving the Fund's investment objectives. Due to its active management, the Fund could underperform other mutual funds with similar investment objectives.

Yield and total return of the Fund will fluctuate with fluctuations in the yields of the securities held by the Fund. In periods of declining interest rates, the yields of the securities held by the Fund will tend to be somewhat higher than prevailing market rates, and in periods of rising interest rates, the yields of securities held by the Fund will tend to be lower than market rates. Additionally, when interest rates are falling, the inflow of new money to the Fund from sales of its shares will likely be invested in securities producing lower yields than the balance of the Fund's assets, reducing the current yield of the Fund. In periods of rising interest rates, the opposite may be true.

Repurchase agreements in which the Fund may invest could involve certain risks in the event of default by the seller, including possible delays and expenses in liquidating the securities underlying the agreement, decline in the value of the underlying securities and loss of interest.

Investments in foreign banks and foreign branches of US banks involve certain risks not generally associated with investments in US banks. While US banks and US branches of foreign banks are required to maintain certain reserves and are subject to other regulations, these requirements and regulations may not apply to foreign banks or foreign branches of US banks. Investments in foreign banks or foreign branches may also be subject to other risks, including political or economic developments, the seizure or nationalization of foreign deposits and the establishments of exchange controls or other restrictions.

Derivative instruments such as futures contracts in the Fund's portfolio involve higher risk and may subject the Fund to higher price volatility. Derivative instruments can present investment risk to the Fund if the investment manager does not accurately predict the fluctuations in interest rates, currency values or the market to which the financial instrument is tied.

WEBSITE REFERENCES

The website references in this Prospectus are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this Prospectus.

PORTFOLIO HOLDINGS

A description of the Fund's policies and procedures with respect to the disclosure of the Fund's portfolio securities is available in the Fund's Statement of Additional Information.

PAST PERFORMANCE

Effective on or about June 13, 2009, the Fund's Class R shares are renamed as Class R2 shares. The performance information on the following page provides some indication of the risks of investing in the Fund by showing how the performance of Class A shares has varied from year to year.

The following performance information is designed to assist you in comparing the returns of the Fund with the returns of other mutual funds. How the Fund has performed in the past, however, is not necessarily an indication of how the Fund will perform in the future. Total returns will vary between each Class of shares due to differing fees and expenses.

The Class A annual total returns presented in the bar chart on the following page do not reflect the effect of any sales charges. The Fund's average annual total returns presented in the table below the bar chart reflect the effect of sales charges. Class A shares are not sold with a sales charge. Both the bar chart and the table assume that all dividends were reinvested.

From January 25, 1999 through August 17, 2001, Seligman (the predecessor investment manager), at its discretion, agreed to waive a portion of its management fee equal to an annual rate of 0.10%.

Between November 12, 2002 (April 30, 2003 in the case of Class R shares) and July 10, 2003, Seligman voluntarily reimbursed portions of the class-specific expenses of Class B, C and R shares in order for those Classes to declare dividends equal to an annual rate of 0.05%. Effective July 10, 2003, the reimbursement was changed to allow a minimum annual dividend rate of 0.05% for Class A shares and 0.01% for Class B, C and R shares. Effective July 15, 2004, the reimbursement was changed to allow a minimum annual dividend rate of 0.09% for Class B, C and R shares. From December 1, 2004 to February 15, 2005, the annual minimum annual dividend rate was raised to 0.20% with respect to all classes of shares. From February 16, 2005 through March 24, 2008, Seligman did not reimburse the Fund's expenses, and as such, for the period there was no minimum annual dividend rate. Beginning March 25, 2008, Seligman and, since the Acquisition, RiverSource Investments (the current investment manager), from time-to-time and at their discretion, reimbursed certain class-specific expenses of certain share classes to allow those classes to maintain certain dividend rates. Absent such expense reimbursements, the dividend rates in respect of such share classes would have been lower or negative. Absent such reimbursements, returns presented in the bar chart and table would have been lower.

CLASS A ANNUAL TOTAL RETURNS - CALENDAR YEARS

                                  (BAR CHART)

1999   4.30%
2000   5.65%
2001   3.21%
2002   0.74%
2003   0.19%
2004   0.43%
2005   2.20%
2006   3.95%
2007   4.09%
2008   1.12%

               Best quarter return: 1.48% - quarter ended 9/30/00.

             Worst quarter return: 0.0007% - quarter ended 12/31/08.

AVERAGE ANNUAL TOTAL RETURNS - PERIODS ENDED 12/31/08

                                   CLASS C     CLASS R
                                    SINCE       SINCE
           ONE     FIVE    TEN    INCEPTION   INCEPTION
           YEAR   YEARS   YEARS    5/27/99     4/30/03
          -----   -----   -----   ---------   ---------
CLASS A    1.12%  2.35%   2.57%      n/a         n/a
CLASS B   (4.65)  1.09    1.75       n/a         n/a
CLASS C   (0.65)  1.47     n/a      1.70%        n/a
CLASS R   (0.07)  2.12     n/a       n/a        1.86%

    The Fund's Class A shares' 7-day yield as of December 31, 2008 was 0.25%.

     To obtain the Fund's current 7-day yield, you may call (800) 221-2450.

FEES AND EXPENSES

The table below summarizes the fees and expenses that you may pay as a shareholder of the Fund. Each Class of shares has its own sales charge schedule and is subject to different ongoing 12b-1 fees. For more information, see the Shareholder Information section of the prospectus. Annual fund operating expenses are deducted from Fund assets and are therefore paid indirectly by you and other shareholders of the Fund.

The annual fund operating expenses in the fee and expense table below are based on expenses incurred during the Fund's most recently completed fiscal year, adjusted to reflect expenses associated with the change in the Fund's transfer and shareholder service agent, and are expressed as a percentage (expense ratio) of the Fund's average net assets during the period. The expense ratios have not been adjusted to reflect the Fund's assets as of a different period or point in time, as asset levels will fluctuate. As of the date of this prospectus, the Fund's assets are lower than the Fund's average net assets during the most recently completed fiscal year. In general, a fund's annual operating expenses will increase as the fund's assets decrease. Accordingly, the Fund's annual operating expenses, if adjusted based on assets as of the date of this prospectus, would be higher than are expressed in the fee and expense table below. The commitment by the investment manager and its affiliates to waive fees and cap (reimburse) expenses would limit the impact that any decrease in the Fund's assets will have on its total annual (net) operating expenses in the current fiscal year.

Effective on or about June 13, 2009, the Fund's Class R shares are renamed as Class R2 shares.

SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)    CLASS A   CLASS B   CLASS C   CLASS R
----------------------------------------------------------    -------   -------   -------   -------
Maximum Sales Charge (Load) Imposed on Purchases
   (as a percentage of offering price)                          None      None      None      None
Maximum Deferred Sales Charge (Load) Imposed on Sales
   (as a percentage of offering price at time of purchase)      None       5%        1%       None

As of the date of this prospectus, Ameriprise Financial provides administrative services to the Fund at no cost and RiverSource Investments provides investment management services for a fee, as disclosed in the fee table below. Effective in the second half of 2009, Ameriprise Financial will charge the Fund a fee for its services (which would be reflected in the Fund's "Other Expenses" in the fee table below). There will be no net impact to the fees that the Fund will pay because the administrative fee will be fully offset by a reduction in the investment management fees charged to the Fund. Please see the Appendices C and D in the Statement of Additional Information for the schedule of investment management fees and administrative fees effective in the second half of 2009.

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)   CLASS A   CLASS B   CLASS C   CLASS R
---------------------------------------------   -------   -------   -------   -------
(as a percentage of average net assets)
Management Fees                                  0.40%     0.40%     0.40%     0.40%
Distribution and/or Service (12b-1) Fees(1)      0.25%     1.00%     1.00%     0.50%
Other Expenses(2)                                0.38%     0.39%     0.39%     0.52%
                                                 ----      ----      ----      ----
Total Annual Fund Operating Expenses             1.03%     1.79%     1.79%     1.42%
                                                 ====      ====      ====      ====
LESS: FEE WAIVER/EXPENSE REIMBURSEMENT           0.37%     0.47%     0.48%     0.44%
                                                 ----      ----      ----      ----
Total Annual (Net) Fund Operating Expenses(3)    0.66%     1.32%     1.31%     0.98%
                                                 ====      ====      ====      ====

----------
(1) Effective on or about June 13, 2009, the distributor has currently agreed not to be reimbursed by the Fund for distribution (12b-1) fees equal to 0.15% of the stated amount for Class A shares and 0.25% of the stated amount for Class B, Class C and Class R shares.

(2) "Other expenses" includes transfer and shareholder service agent fees and expenses. The Fund's Board approved RiverSource Service Corporation ("RSC") as the Fund's new transfer and shareholder service agent, and the termination of the Fund's relationship with Seligman Data Corp. ("SDC"), the former transfer and shareholder service agent for the Fund, effective on or about June 13, 2009. RSC is an affiliate of RiverSource Investments. "Other expenses" is based on estimated fees and expenses of SDC from May
     1, 2009 through June 12, 2009 and of RSC from June 13, 2009 through April 30, 2010, and includes non-recurring charges to the Fund resulting from the termination of SDC as transfer and shareholder service agent for the Fund (the "Non-Recurring Charges"). SDC or RSC is referred to as the "transfer agent." The fees and expenses charged to the Fund by RSC are lower than the fees and expenses charged to the Fund by SDC. The examples of Fund expenses below reflect the change in expenses resulting from the termination of SDC and the hiring of RSC.

(3) RiverSource Investments and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until April 30, 2010, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses will not exceed 0.66% for Class A, 1.32% for Class B, 1.31% for Class C and 0.98% for Class R shares.

EXAMPLE

This example is intended to help you compare the costs of investing in the Fund with the costs of investing in other mutual funds. It assumes (1) you invest $10,000 in the Fund for each period and then sell all of your shares at the end of that period, (2) your investment has a 5% return each year, and (3) the Fund's operating expenses are (i) the Fund's net operating expenses shown above (which reflects the fee waiver/expense reimbursement, the Non-Recurring
Charges, SDC's estimated fees and expenses from May 1, 2009 through June 12, 2009 and RSC's estimated fees and expenses from June 13, 2009 through April 30,
2010) and (ii) after April 30, 2010, the Fund's total annual operating expenses shown above adjusted to exclude those fees and expenses no longer applicable to the Fund (i.e., the fee waiver/expense reimbursement, the Non-Recurring Charges and SDC's fees and expenses). Although your actual costs may be higher or lower, based on these assumptions your costs would be:

          1 YEAR   3 YEARS   5 YEARS   10 YEARS
          ------   -------   -------   --------
Class A    $ 67      $218     $  381    $  856
Class B     634       799      1,087     1,707+
Class C     233       498        886     1,976
Class R     200       338        595     1,329

If you did not sell your shares at the end of each period, your costs would be:

          1 YEAR   3 YEARS   5 YEARS   10 YEARS
          ------   -------   -------   --------
Class A    $ 67      $218      $381     $  856
Class B     134       499       887      1,707+
Class C     133       498       886      1,976
Class R     100       338       595      1,329

----------
+ Class B shares will automatically convert to Class A shares approximately eight years after purchase.

MANAGEMENT FEES:

Fees paid out of Fund assets to the investment manager to compensate it for managing the Fund.

12B-1 FEES:

Fees paid by each Class, pursuant to a plan adopted by the Fund under Rule 12b-1 of the Investment Company Act of 1940. The plan allows each Class to pay distribution and/or service fees for the sale and distribution of its shares and for providing services to shareholders.

OTHER EXPENSES:

Miscellaneous expenses of running the Fund, including such things as shareholder account services, registration, custody, auditing and legal fees.

MANAGEMENT

On November 7, 2008, RiverSource Investments completed its Acquisition of Seligman, 100 Park Avenue, New York, New York 10017. With the Acquisition completed and shareholders having previously approved (at a special meeting held on November 3, 2008) a new investment management services agreement between the Fund and RiverSource Investments (the "Management Agreement"), RiverSource Investments is the new investment manager of the Fund effective November 7, 2008.

RiverSource Investments, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, is also the investment manager of the RiverSource Family of Funds, which includes the "RiverSource" funds, "RiverSource Partners" funds, "Threadneedle" funds and the "Seligman" funds, and is a wholly owned subsidiary of Ameriprise Financial, Inc. (Ameriprise Financial). Ameriprise Financial is a financial planning and financial services company that has been offering solutions for clients' asset accumulation, income management and protection needs for more than 110 years. In addition to managing investments for the RiverSource Family of Funds, RiverSource Investments manages investments for itself and its affiliates. For institutional clients, RiverSource Investments and its affiliates provide investment management and related services, such as separate account asset management, and institutional trust and custody, as well as other investment products.

Effective November 7, 2008, the Fund pays RiverSource Investments a fee for managing its assets (Seligman no longer receives a management fee effective November 7, 2008). The fee structure under which the Fund paid management fees has been eliminated. Prior to November 7, 2008, the Fund calculated the fee rate, as a percentage of the Fund's daily net assets, on a scale of 0.45% to 0.375% based on the average daily net assets of all US registered investment companies managed by Seligman. Instead, effective November 7, 2008 the Fund pays RiverSource Investments a management fee equal to an annual rate of 0.40% of the Fund's average daily net assets. For the year ended December 31, 2008, the management fee paid by the Fund for investment management services was equal to an annual rate of 0.42% of the Fund's average daily net assets. From time to time, Seligman (the predecessor investment manager) and, since the Acquisition, RiverSource Investments and its affiliates have made reimbursements to certain share classes in order for those classes to declare dividends equal to selected minimum annual rates. Beginning March 25, 2008, Seligman and, since the Acquisition, RiverSource Investments, from time to time and at their discretion, reimbursed certain class-specific expenses of certain share classes to allow those classes to maintain certain dividend rates. Absent such expense reimbursements, the dividend rates in respect of such share classes would have been lower or negative.

On July 29, 2008, the Fund's Board met to discuss, prior to shareholder approval, the Management

AFFILIATES OF RIVERSOURCE INVESTMENTS:

RiverSource Fund Distributors, Inc., formerly Seligman Advisors, Inc. (the "distributor"): A distributor of the Seligman mutual funds and the RiverSource Family of Funds; responsible for accepting orders for purchases and sales of Fund shares.

Seligman Data Corp. (SDC):

The Fund's transfer and shareholder service agent through on or about June 12, 2009; provides shareholder account services to the Fund at cost.

RiverSource Service Corporation (RSC):

The Fund's transfer and shareholder service agent effective on or about June 13, 2009; provides or compensates others to provide transfer agency and shareholder services to the funds in the RiverSource Family of Funds.

Ameriprise Financial:

Provides or compensates others to provide administrative services to the RiverSource Family of Funds.

Agreement between the Fund and RiverSource Investments. A discussion regarding the basis for the Board approving the Management Agreement was included in the Fund's proxy statement, dated August 27, 2008, and is available in the Fund's annual shareholder report for the year ended December 31, 2008.

REGULATORY MATTERS

In September 2006, the Office of the Attorney General of the State of New York ("NYAG") commenced a civil action in New York State Supreme Court against J. &
W. Seligman & Co. Incorporated (Seligman), Seligman Advisors, Inc. (now known as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that the Seligman Parties permitted various persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive.

On March 13, 2009, without admitting or denying any violations of law or wrongdoing, the Seligman Parties entered into a stipulation of settlement with the NYAG and settled the claims made by the NYAG. Under the terms of the settlement, Seligman paid $11.3 million to four Seligman Funds as follows:
$150,000 to Seligman Global Growth Fund, $550,000 to Seligman Global Smaller Companies Fund, $7.7 million to Seligman Communications and Information Fund and $2.9 million to Seligman Global Technology Fund. These settlement payments are reflected in the net asset values of these four Seligman Funds. This settlement resolves all outstanding matters between the Seligman Parties and the NYAG.

In addition to the foregoing matter, the New York staff of the SEC indicated in September 2005 that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors, Inc. relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds. There have been no further developments with the SEC on this matter.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Seligman Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Seligman Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Seligman Funds. Information regarding certain legal proceedings may be found in the Seligman Funds' shareholder reports and SAIs. Additionally, Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the SEC on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

Shareholder Information

THIS SHAREHOLDER INFORMATION SECTION IS EFFECTIVE ON OR ABOUT JUNE 13, 2009.

RIVERSOURCE FAMILY OF FUNDS

THE RIVERSOURCE FAMILY OF FUNDS (EACH INDIVIDUALLY A "FUND" AND, COLLECTIVELY, THE "FUNDS") INCLUDES "RIVERSOURCE" FUNDS, "RIVERSOURCE PARTNERS" FUNDS, "SELIGMAN" FUNDS AND "THREADNEEDLE" FUNDS. (THE RIVERSOURCE FUNDS, RIVERSOURCE PARTNERS FUNDS AND THREADNEEDLE FUNDS MAY BE COLLECTIVELY REFERRED TO AS THE "RIVERSOURCE FUNDS".) THE FUNDS SHARE THE SAME BOARD OF DIRECTORS/TRUSTEES (THE "BOARD") AND THE SAME POLICIES AND PROCEDURES INCLUDING THOSE SET FORTH IN THE SERVICE SECTION OF THIS PROSPECTUS. FOR EXAMPLE, FOR PURPOSES OF CALCULATING THE INITIAL SALES CHARGE ON THE PURCHASE OF CLASS A SHARES OF A FUND, AN INVESTOR OR FINANCIAL ADVISOR SHOULD CONSIDER THE COMBINED MARKET VALUE OF ALL FUNDS IN THE RIVERSOURCE FAMILY OF FUNDS OWNED BY THE INVESTOR AS DEFINED UNDER "INITIAL SALES CHARGE--RIGHTS OF ACCUMULATION (ROA)."

Effective on or about June 13, 2009, the Seligman funds' Class R shares will be renamed as Class R2 shares and the Seligman funds' Class I shares (which are offered in a separate prospectus) will be renamed as Class R5 shares. At such time, the Fund will then offer the following classes of shares: Class A, Class B, Class C, Class R2 and Class R5 shares.

Buying And Selling Shares

The funds are available directly and through broker-dealers, banks and other financial intermediaries or institutions (financial intermediaries), and through certain qualified and non-qualified plans, wrap fee products or other investment products sponsored by financial intermediaries. NOT ALL FINANCIAL INTERMEDIARIES OFFER THE FUNDS. FINANCIAL INTERMEDIARIES THAT OFFER THE FUNDS MAY CHARGE YOU ADDITIONAL FEES FOR THE SERVICES THEY PROVIDE AND THEY MAY HAVE DIFFERENT POLICIES NOT DESCRIBED IN THIS PROSPECTUS. Some policy differences may include different minimum investment amounts, exchange privileges, fund choices and cutoff times for investments. Additionally, recordkeeping, transaction processing and payments of distributions relating to your account may be performed by the financial intermediaries through which your shares of the fund are held. Since the fund (and its service providers) may not have a record of your account transactions, you should always contact the financial intermediary through which you purchased or at which you maintain your shares of the fund to make changes to your account or to give instructions concerning your account, or to obtain information about your account. The fund and its service providers, including the distributor and the transfer agent, are not responsible for the failure of one of these financial intermediaries to carry out its obligations to its customers.

DESCRIPTION OF SHARE CLASSES

INVESTMENT OPTIONS--CLASSES OF SHARES

The funds offer different classes of shares. There are differences among the fees and expenses for each share class. See the "Fees and Expenses" table for more information. Not everyone is eligible to buy every share class. After determining which share classes you are eligible to buy, decide which share class best suits your needs. Your financial advisor can help you with this decision. The following table shows the key features of each share class. Not all funds offer all classes of shares.

INVESTMENT OPTIONS SUMMARY

                                                                                          DISTRIBUTION         PLAN
                                                 INITIAL SALES     CONTINGENT DEFERRED       AND/OR       ADMINISTRATION
                        AVAILABILITY(a)             CHARGE         SALES CHARGE (CDSC)   SERVICE FEE(b)    SERVICES FEE
                   ------------------------   ------------------   -------------------   --------------   --------------
Class A            Available to all           Yes. Payable at      No.(c)                Yes.             No.
                   investors.                 time of purchase.                          0.25%(i)
                                              Lower or no sales
                                              charge for larger
                                              investments.
Class B(d)(e)(f)   Available to all           No. Entire           Maximum 5% CDSC       Yes.             No.
                   investors.                 purchase price is    during the first      1.00%(i)
                                              invested in shares   year decreasing to
                                              of the fund.         0% after six years.
Class C(f)         Available to all           No. Entire           1 % CDSC may apply    Yes.             No.
                   investors.                 purchase price is    if you sell shares    1.00%(i)
                                              invested in shares   within one year
                                              of the fund.         after purchase.
Class 1            Limited to qualifying      No.                  No.                   No.              No.
                   institutional investors.
Class R2(g)        Limited to qualifying      No.                  No.                   Yes.             Yes.
                   institutional investors.                                              0.50%            0.25%
Class R3           Limited to qualifying      No.                  No.                   Yes.             Yes.
                   institutional investors.                                              0.25%            0.25%
Class R4           Limited to qualifying      No.                  No.                   No.              Yes.
                   institutional investors.                                                               0.25%
Class R5(h)        Limited to qualifying      No.                  No.                   No.              No.
                   institutional investors.
Class W            Limited to qualifying      No.                  No.                   Yes.             No.
                   discretionary managed                                                 0.25%(i)
                   accounts.
Class Y            Limited to qualifying      No.                  No.                   No.              Yes.
                   institutional investors.                                                               0.15%

----------
(a) See "Buying and Selling Shares, Determining which class of shares to purchase" for more information on availability of share classes and eligible investors. See "Buying and Selling Shares, Opening an Account" for information on minimum investment and account balance requirements.

(b) For each of Class A, Class B, Class C, Class R2, Class R3 and Class W shares, as applicable, each fund has adopted a plan under Rule 12b-1 of the Investment Company Act of 1940, as amended, that allows it to pay distribution and shareholder servicing-related expenses for the sale of shares and the servicing of shareholders. This plan has been reviewed and approved by the Board. Because these fees are paid out of fund assets on an on-going basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of distribution (sales) or servicing charges.

(c) A 1% CDSC may be assessed on Class A shares sold within 18 months after purchase. See "Buying and Selling Shares, Sales Charges, Class A--contingent deferred sales charge" for more information. For all funds except money market funds.

(d) Class B shares automatically convert to Class A shares. See "Buying and Selling Shares, Sales Charges, Class B and Class C--CDSC alternative" for more information on the timing of conversion of Class B shares to Class A shares. Timing of conversion will vary depending on the date of your original purchase of the Class B shares.

(e) Class B shares of RiverSource Absolute Return Currency and Income Fund are only available for exchanges from Class B shares of another fund in the RiverSource Family of Funds. Class B shares of each of RiverSource Floating Rate Fund, RiverSource Inflation Protected Securities Fund, RiverSource Intermediate Tax-Exempt Fund, RiverSource Limited Duration Bond Fund and RiverSource Short Duration U.S. Government Fund are closed to new investors and new purchases. (Existing shareholders in these funds may continue to own Class B shares and make exchanges into and out of existing accounts where Class B shares of these funds are maintained.)

(f) The money market funds may offer Class B and Class C shares, but only to facilitate exchanges with other funds offering Class B and Class C shares, respectively.

(g) Effective on or about June 13, 2009, the Seligman funds' Class R shares will be renamed as Class R2 shares.

(h) Effective on or about June 13, 2009, the Seligman funds' Class I shares will be renamed as Class R5 shares.

(i) For RiverSource Cash Management Fund and RiverSource Tax-Exempt Money Market Fund, Class A is 0.10%. For RiverSource Cash Management Fund, Class B is 0.85%, Class C is 0.75% and Class W is 0.10%.

DISTRIBUTION AND SERVICE FEES

The distribution and shareholder servicing fees for Class A, Class B, Class C, Class R2, Class R3 and Class W shares, as applicable, are subject to the requirements of Rule 12b-1 under the Investment Company Act of 1940, as amended, and are used to reimburse the distributor for certain expenses it incurs in connection with distributing the fund's shares and directly or indirectly providing services to fund shareholders. These expenses include payment of distribution and/or shareholder servicing fees to financial intermediaries that sell shares of the fund or provide services to fund shareholders, up to 0.50% of the average daily net assets of Class R2 shares sold and held through them and up to 0.25%* of the average daily net assets of Class A, Class B, Class C, Class R3 and Class W shares sold and held through them. For Class A, Class B, Class R2, Class R3 and Class W shares, the distributor begins to pay these fees immediately after purchase. For Class C shares, the distributor pays these fees in advance for the first 12 months. Financial intermediaries also receive distribution fees up to 0.75% of the average daily net assets of Class C shares sold and held through them, which the distributor begins to pay 12 months after purchase. For Class B shares, and, for the first 12 months following the sale of Class C shares, the fund's distributor retains the distribution fee of up to 0.75% in order to finance the payment of sales commissions to financial intermediaries, and to pay for other distribution related expenses. Financial intermediaries may compensate their financial advisors with the shareholder servicing and distribution fees paid to them by the distributor. IF YOU MAINTAIN SHARES OF THE FUND DIRECTLY WITH THE FUND, WITHOUT WORKING DIRECTLY WITH A FINANCIAL INTERMEDIARY OR FINANCIAL ADVISOR, DISTRIBUTION AND SERVICE FEES MAY BE RETAINED BY THE DISTRIBUTOR AS REIMBURSEMENT FOR INCURRING CERTAIN DISTRIBUTION AND SHAREHOLDER SERVICING RELATED EXPENSES.

PLAN ADMINISTRATION FEE

Class R2, Class R3, Class R4 and Class Y shares pay an annual plan administration services fee for the provision of various administrative, recordkeeping, communication and educational services. The fee for Class R2, Class R3 and Class R4 shares is equal on an annual basis to 0.25% of average daily net assets attributable to the respective class. The fee for Class Y shares is equal on an annual basis to 0.15% of average daily net assets attributable to the class.

DETERMINING WHICH CLASS OF SHARES TO PURCHASE

Each of the fund's classes represent an interest in the same portfolio of investments. However, as set forth above, each class has its own sales charge schedule, and its ongoing distribution and shareholder service fees may differ from other classes. When deciding which class of shares to buy, you should consider, among other things:

-    The amount you plan to invest.

- How long you intend to remain invested in the fund or another fund in the RiverSource Family of Funds.

- Whether you may be eligible for reduced or no sales charges when you buy or sell shares.

Your authorized financial intermediary or financial advisor will be able to help you decide which class of shares best meets your needs.

----------
* For RiverSource Cash Management Fund, financial intermediaries receive fees up to 0.10% of the average daily net assets of Class A, Class B and Class W shares sold and held through them.

CLASS A, CLASS B AND CLASS C SHARES*

Class B shares of RiverSource Absolute Return Currency and Income Fund are not currently available for new purchases. However, if you own class B shares of another fund in the RiverSource Family of Funds, you may exchange into Class B shares of RiverSource Absolute Return Currency and Income Fund, if you meet the minimum investment and account balance requirements set forth in "Opening an Account," subject to the limitations set forth in this section. New purchases of Class B shares will not be permitted if your rights of accumulation are $50,000 or higher, and new purchases of Class C shares will not be permitted if your rights of accumulation are $1,000,000 or higher. See "Sales Charges, Initial Sales Charge--Rights of Accumulation" for information on rights of accumulation.

Class B shares have a higher annual distribution fee than Class A shares and a contingent deferred sales charge (CDSC) for six years. Class B shares convert to Class A shares. Class B shares purchased through reinvested dividends and distributions will convert to Class A shares in the same proportion as the other Class B shares. See "Class B and Class C--CDSC alternative" for information on timing of Class B share conversion to Class A shares.

Class C shares have a higher annual distribution fee than Class A shares and a CDSC for one year. Class C shares have no sales charge if you hold the shares for longer than one year. Unlike Class B shares, Class C shares do not convert to Class A shares. As a result, you will pay a distribution fee for as long as you hold Class C shares.

If you choose a share class with a CDSC (Class B or Class C), you should consider the length of time you intend to hold your shares. To help you determine which investment is best for you, consult your financial intermediary or financial advisor.

CLASS I SHARES.

The following eligible investors may purchase Class I shares:

- Any fund distributed by the distributor, if the fund seeks to achieve its investment objective by investing primarily in shares of funds in the RiverSource Family of Funds.

Class I shares may be purchased, sold or exchanged only through the distributor or an authorized financial intermediary.

CLASS R AND CLASS Y SHARES.

The following eligible institutional investors may purchase Class R2, Class R3, Class R4, Class R5 and Class Y shares:

-    Qualified employee benefit plans.

- Trust companies or similar institutions, and charitable organizations that meet the definition in Section 501(c)(3) of the Internal Revenue Code.

- Non-qualified deferred compensation plans whose participants are included in a qualified employee benefit plan described above.

- State sponsored college savings plans established under Section 529 of the Internal Revenue Code.

----------
* For money market funds, new investments must be made in Class A shares of the fund. The fund offers Class B and Class C shares only to facilitate exchanges between classes of these shares in other funds.

-    Health Savings Accounts created pursuant to public law 108-173.

Additionally, if approved by the distributor, the following eligible institutional investors may purchase Class R5 shares:

- Institutional or corporate accounts above a threshold established by the distributor (currently $1 million per fund or $10 million in all funds in the RiverSource Family of Funds).

-    Bank trust departments.

Class R and Class Y shares generally are not available to retail non-retirement accounts, traditional and Roth IRAs, Coverdell Educational Savings Accounts, SEPs, SARSEPs, SIMPLE IRAs and individual 403(b) plans.

Class R shares may be purchased, sold or exchanged only through the distributor or an authorized financial intermediary.

CLASS W SHARES.

The following eligible investors may purchase Class W shares:

- Investors purchasing through authorized investment programs managed by investment professionals, including discretionary managed account programs.

Class W shares may be purchased, sold or exchanged only through the distributor or an authorized financial intermediary.

Shares originally purchased in a discretionary managed account may continue to be held in Class W outside of a discretionary managed account, but no additional Class W purchases may be made and no exchanges to Class W shares of another fund may be made outside of a discretionary managed account.

IN ADDITION, FOR CLASS I, CLASS R, CLASS W AND CLASS Y SHARES, THE DISTRIBUTOR, IN ITS SOLE DISCRETION, MAY ACCEPT OR AUTHORIZE FINANCIAL INTERMEDIARIES TO ACCEPT INVESTMENTS FROM OTHER PURCHASERS NOT LISTED ABOVE.

Please consult your financial advisor for assistance in selecting the appropriate class of shares. For more information, see the SAI.

SALES CHARGES

MONEY MARKET FUNDS.

Fund investors pay various expenses. The table below describes the fees that you may pay if you buy and hold shares of a money market fund.

                                                                                           CLASS I
                                                                                           CLASS R2
                                                                                           CLASS R5
                                                                                           CLASS W
SHAREHOLDER FEES (FEES PAID DIRECTLY FROM YOUR INVESTMENT)   CLASS A   CLASS B   CLASS C   CLASS Y
----------------------------------------------------------   -------   -------   -------   --------
Maximum Sales Charge (Load) Imposed on Purchases
   (as a percentage of offering price)                         None     None      None       None
Maximum Deferred Sales Charge (Load) Imposed on Sales
   (as a percentage of offering price at time of purchase)     None        5%        1%      None

NON-MONEY MARKET FUNDS

CLASS A--INITIAL SALES CHARGE ALTERNATIVE:

Your purchase price for Class A shares is generally the net asset value (NAV) plus a front-end sales charge. The distributor receives the sales charge and re-allows a portion of the sales charge to the financial intermediary through which you purchased the shares. The distributor retains the balance of the sales charge. The distributor retains the full sales charge you pay when you purchase shares of the fund directly from the fund (not through an authorized financial intermediary). Sales charges vary depending on the amount of your purchase.

INITIAL SALES CHARGE(a) FOR CLASS A SHARES

For equity funds and funds-of-funds (equity)

                         AS A % OF            AS A % OF          MAXIMUM REALLOWANCE
TOTAL MARKET VALUE   PURCHASE PRICE(b)   NET AMOUNT INVESTED   AS A % OF PURCHASE PRICE
------------------   -----------------   -------------------   ------------------------
Up to $49,999              5.75%                6.10%                  5.00%
$50,000-$99,999            4.75                 4.99                   4.00
$100,000-$249,999          3.50                 3.63                   3.00
$250,000-$499,999          2.50                 2.56                   2.15
$500,000-$999,999          2.00                 2.04                   1.75
$1,000,000 or more         0.00                 0.00                   0.00(c),(d)

For fixed income funds except those listed below and funds-of-funds (fixed income)

                         AS A % OF            AS A % OF          MAXIMUM REALLOWANCE
TOTAL MARKET VALUE   PURCHASE PRICE(b)   NET AMOUNT INVESTED   AS A % OF PURCHASE PRICE
------------------   -----------------   -------------------   ------------------------
Up to $49,999              4.75%                4.99%                  4.00%
$50,000-$99,999            4.25                 4.44                   3.50
$100,000-$249,999          3.50                 3.63                   3.00
$250,000-$499,999          2.50                 2.56                   2.15
$500,000-$999,999          2.00                 2.04                   1.75
$1,000,000 or more         0.00                 0.00                   0.00(c),(d)

For RiverSource Absolute Return Currency and Income Fund, RiverSource Floating Rate Fund, RiverSource Inflation Protected Securities Fund, RiverSource Intermediate Tax-Exempt Fund, RiverSource Limited Duration Bond Fund and RiverSource Short Duration U.S. Government Fund

                         AS A % OF            AS A % OF          MAXIMUM REALLOWANCE
TOTAL MARKET VALUE   PURCHASE PRICE(b)   NET AMOUNT INVESTED   AS A % OF PURCHASE PRICE
------------------   -----------------   -------------------   ------------------------
Up to $49,999              3.00%                3.09%                  2.50%
$50,000-$99,999            3.00                 3.09                   2.50
$100,000-$249,999          2.50                 2.56                   2.15
$250,000-$499,999          2.00                 2.04                   1.75
$500,000-$999,999          1.50                 1.52                   1.25
$1,000,000 or more         0.00                 0.00                   0.00(c),(d)

----------
(a) Because of rounding in the calculation of the offering price, the portion of the sales charge retained by the distributor may vary and the actual sales charge you pay may be more or less than the sales charge calculated using these percentages.

(b)  Purchase price includes the sales charge.

(c) Although there is no sales charge for purchases with a total market value over $1,000,000, and therefore no re-allowance, the distributor may pay a financial intermediary the following out of its own resources: a sales commission of up to 1.00% for a sale of $1,000,000 to $3,999,999; a sales commission up to 0.50% for a sale of $4,000,000 to $49,999,999; and a sales commission up to 0.25% for a sale of $50,000,000 or more.

(d) For certain eligible employee benefit plans defined under section 401(a), 401(k), 457 and 403(b) which meet eligibility rules for the waiver of applicable sales charges, the distributor may pay the following out of its own resources: a sales commission of 1.00% for a sale of $1 to $3,999,999 received in eligible employee benefit plans; a sales commission up to 0.50% for a sale of $4,000,000 to $49,999,999; and a sales commission up to 0.25% for a sale of $50,000,000 or more. See "Initial Sales Charge--Waivers of the sales charge for Class A shares" for employee benefit plan eligibility rules.

There is no initial sales charge on reinvested dividends or capital gain distributions.

INITIAL SALES CHARGERIGHTS OF ACCUMULATION (ROA). You may be able to reduce the sales charge on Class A shares, based on the combined market value of accounts in your ROA group. Your ROA group includes the current market values of the following investments which are eligible to be added together for purposes of determining the sales charge on your next purchase:

-    Your current investment in a fund; and

- Previous investments you and members of your household have made in Class A, Class B or Class C shares in the fund and other funds in the RiverSource Family of Funds, provided your investment was subject to a sales charge. Your household consists of you, your spouse or domestic partner and your unmarried children under age 21, all of whom share a mailing address.

The following accounts are eligible to be included in your ROA group in order to determine the sales charge on your purchase:

-    Individual or joint accounts;

- Roth and traditional IRAs, SEPs, SIMPLEs and TSCAs, provided they are invested in Class A, Class B or Class C shares that were subject to a sales charge;

- UGMA/UTMA accounts for which you, your spouse, or your domestic partner is parent or guardian of the minor child;

- Revocable trust accounts for which you or a member of your household, individually, is the beneficial owner/grantor;

- Accounts held in the name of your, your spouse's, or your domestic partner's sole proprietorship or single owner limited liability company or S corporation; and

- Qualified retirement plan assets, provided that you are the sole owner of the business sponsoring the plan, are the sole participant (other than a spouse) in the plan, and have no intention of adding participants to the plan.

The following accounts are NOT eligible to be included in your ROA group in order to determine the sales charge on your purchase:

- Accounts of pension and retirement plans with multiple participants, such as 401(k) plans (which are combined to reduce the sales charge for the entire pension or retirement plan and therefore are not used to reduce the sales charge for your individual accounts);

- Investments in Class A shares where the sales charge is waived, for example, purchases through wrap accounts;

- Investments in Class I, Class R2, Class R3, Class R4, Class R5, Class W or Class Y shares;

- Investments in 529 plans, donor advised funds, variable annuities, variable life insurance products, wrap accounts or managed separate accounts; and

-    Charitable and irrevocable trust accounts.

If you purchase fund shares through different financial intermediaries, and you want to include those assets toward a reduced sales charge, you must inform your financial intermediary in writing about the other accounts when placing your purchase order. Contact your financial intermediary to determine what information is required.

Unless you provide your financial intermediary in writing with information about all of the accounts that may count toward a sales charge reduction, there can be no assurance that you will receive all of the reductions for which you may be eligible. You should request that your financial intermediary provide this information to the fund when placing your purchase order.

For more information on ROA, please see the SAI.

INITIAL SALES CHARGE--LETTER OF INTENT (LOI). Generally, if you intend to invest $50,000 or more (including any existing ROA) over a period of up to 13 months, you may be able to reduce the front-end sales charge(s) for investments in Class A shares by completing and filing an LOI. The required form of LOI may vary by financial intermediary. Existing ROA can be included in your LOI. Each purchase of fund shares normally subject to an initial sales charge made during the 13-month period will be made at the public offering price applicable to a single transaction of the total dollar amount indicated by the LOI. Five percent of the commitment amount will be placed in escrow. At the end of the 13-month period, the LOI will end and the shares will be released from escrow. If you do not invest the commitment amount by the end of the 13 months, the remaining amount of the unpaid sales charge will be redeemed from the escrowed shares and the remaining balance released from escrow.

EXISTING ROA EXAMPLE. Shareholder currently has $60,000 ROA in the funds. Shareholder completes an LOI to invest $100,000 in the funds (ROA eligible accounts). Shareholder only needs to invest an additional $40,000 in the funds' Class A shares (any non-money market fund in the RiverSource Family of Funds) in order to fulfill the LOI commitment and receive reduced front-end sales charge(s) over the next 13 months.

NOTIFICATION OBLIGATION. You must request the reduced sales charge when you buy shares. If you do not complete and file an LOI, or do not request the reduced sales charge at the time of purchase, you will not be eligible for the reduced sales charge. You should request that your financial intermediary provide this information to the fund when placing your purchase order. For more detail on LOIs, please contact your financial intermediary or see the SAI.

INITIAL SALES CHARGE--WAIVERS OF THE SALES CHARGE FOR CLASS A SHARES. SALES CHARGES DO NOT APPLY TO:

- current or retired Board members, officers or employees of the funds or RiverSource Investments or its affiliates, their spouses or domestic partners, children, parents and their spouse's or domestic partner's parents.

- current or retired Ameriprise Financial Services, Inc. financial advisors, employees of financial advisors, their spouses or domestic partners, children, parents and their spouse's or domestic partner's parents.

- registered representatives and other employees of affiliated or unaffiliated financial intermediaries having a selling agreement with the distributor, including their spouses, domestic partners, children, parents and their spouse's or domestic partner's parents.

- portfolio managers employed by subadvisers of the funds, including their spouses or domestic partners, children, parents and their spouse's or domestic partner's parents.

- partners and employees of outside legal counsel to the funds or the funds' directors or trustees who regularly provide advice and services to the funds, or to their directors or trustees.

- direct rollovers from qualified employee benefit plans, provided that the rollover involves a transfer to Class A shares in the same fund.

-    purchases made:

     - with dividend or capital gain distributions from a fund or from the same class of another fund in the RiverSource Family of Funds;

     - through or under a wrap fee product or other investment product sponsored by a financial intermediary that charges an account management fee that has, or that clear trades through a financial intermediary that has, a selling agreement with the distributor;

     -    through state sponsored college savings plans established under
          Section 529 of the Internal Revenue Code; or

     -    through bank trust departments.

- separate accounts established and maintained by an insurance company which are exempt from registration under Section 3(c)(11).

- purchases made through "employee benefit plans" created under section 401(a), 401(k), 457 and 403(b) which:

     -    have at least $1 million in plan assets at the time of investment; and

     - have a plan level or omnibus account that is maintained with the fund or its transfer agent; and

     - transact directly with the fund or its transfer agent through a third party administrator or third party recordkeeper.

For more information regarding waivers of sales charge for Class A purchases, please see the SAI.

The distributor may, in its sole discretion, authorize the waiver of sales charges for additional classes of investors. Policies related to reducing or waiving the sales charge may be modified or withdrawn at any time.

Unless you provide your financial intermediary with information in writing about all of the factors that may count toward a waiver of the sales charge, there can be no assurance that you will receive all of the waivers for which you may be eligible. You should request that your financial intermediary provide this information to the fund when placing your purchase order.

Because the current prospectus is available on the funds' website (for RiverSource funds) at riversource.com/fund or (for Seligman funds) at seligman.com free of charge, information regarding breakpoint discounts is not separately disclosed on the website.

CLASS A--CONTINGENT DEFERRED SALES CHARGE

For Class A shares purchased without a sales charge where a commission was separately paid by the distributor to an authorized financial intermediary effecting the purchase, a 1% CDSC may be charged if you sell your shares within 18 months after purchase. A CDSC will be based on the original purchase cost or the current market value of the shares being sold, whichever is less.

CDSC--WAIVERS OF THE CDSC FOR CLASS A SHARES. The CDSC will be waived on sales of shares:

- to which no sales commission or transaction fee was paid to an authorized financial intermediary at the time of purchase.

-    purchased through reinvestment of dividends and capital gain distributions.

-    in the event of the shareholder's death.

- from a monthly, quarterly or annual systematic redemption plan of up to an annual amount of 12% of the account value on a per fund basis.

- in an account that has been closed because it falls below the minimum account balance.

- that result from required minimum distributions taken from retirement accounts upon the shareholders attainment of age 70 1/2.

- that result from returns of excess contributions or excess deferral amounts made to a retirement plan participant.

-    of RiverSource funds purchased prior to Dec. 1, 2008.

- initially purchased by an employee benefit plan that is not connected with a plan level termination.

The distributor may, in its sole discretion, authorize the waiver of the CDSC for additional classes of investors. Policies relating to waiving the CDSC may be modified or withdrawn at any time.

CLASS B AND CLASS C--CDSC ALTERNATIVE

The money market funds (except RiverSource Tax-Exempt Money Market Fund) offer Class B and Class C shares, but only to facilitate exchanges with other funds offering Class B and Class C shares, respectively. For example, if you own Class B or Class C shares of another fund, but want to hold your money in a money market fund, you may exchange into Class B or Class C shares of a money market fund. Funds that offer Class B and Class C shares have limitations on the amount you may invest in those share classes. If you are considering purchasing Class B or Class C shares of a fund, please see the prospectus for that fund for any effective purchase limitations.

Although you may not purchase Class B and Class C shares of the money market funds directly, if you exchange into Class B or Class C shares of a money market fund from another fund, you will be subject to the rules governing CDSC set forth in this section.

To minimize the amount of CDSC you may pay when you sell your shares, the fund assumes that shares acquired through reinvested dividends and capital gain distributions (which are not subject to CDSC) are sold first. Shares that have been in your account long enough so that they are not subject to a CDSC are sold next. After these shares are exhausted, shares will be sold in the order they were purchased (earliest to latest).

FOR CLASS B, the CDSC is based on the sale amount and the number of years between purchase and sale. The following table shows how CDSC percentages on sales decline over time:

IF THE SALE IS MADE DURING THE:   THE CDSC PERCENTAGE RATE IS:*
-------------------------------   -----------------------------
First year                                     5%
Second year                                    4%
Third year                                     3%**
Fourth year                                    3%
Fifth year                                     2%
Sixth year                                     1%
Seventh or eighth year                         0%

----------
* Because of rounding in the calculation, the portion of the CDSC retained by the distributor may vary and the actual CDSC you pay may be more or less than the CDSC calculated using these percentages.

** For shares purchased in a RiverSource fund prior to June 12, 2009, the CDSC percentage for the third year is 4%.

Although there is no front-end sales charge when you buy Class B shares, the distributor pays a sales commission of 4% to financial intermediaries that sell Class B shares. A portion of this commission may, in turn, be paid to your financial advisor. The distributor receives any CDSC imposed when you sell your Class B shares.

You may not make additional purchases of Class B shares if your ROA exceeds $49,999.99.

Class B shares purchased in a RiverSource fund prior to May 21, 2005 age on a calendar year basis. Class B shares purchases made in a RiverSource fund beginning May 21, 2005 age on a daily basis. For example, a purchase made on Nov. 12, 2004 completed its first year on Dec. 31, 2004 under calendar year aging. However, a purchase made on Nov. 12, 2005 completed its first year on Nov. 11, 2006 under daily aging.

Class B shares originally purchased in a RiverSource fund prior to May 21, 2005 will convert to Class A shares in the ninth calendar year of ownership. Class B shares originally purchased in a Seligman fund on or prior to June 12, 2009 will convert to Class A shares in the month prior to the ninth year of ownership. Class B shares purchased in a RiverSource fund beginning May 21, 2005 and Class B shares purchased in a Seligman fund beginning June 13, 2009 will convert to Class A shares one month after the completion of the eighth year of ownership.

FOR CLASS C, a 1% CDSC may be charged if you sell your shares within one year after purchase. Although there is no front-end sales charge when you buy Class C shares, the distributor pays a total amount up to 1% (including sales commission and advance of service fees) to financial intermediaries that sell Class C shares. See "Buying and Selling Shares--Distribution and Service Fees." A portion of this commission may, in turn, be paid to your financial advisor. The distributor receives any CDSC imposed when you sell your Class C shares. You may not make additional purchases of Class C shares if your ROA exceeds $999,999.99.

For both Class B and Class C shares, the amount of any CDSC you pay will be based on the lower of the original purchase price of those shares or current net asset value. Because the CDSC is imposed only on sales that reduce your total purchase payments, you do not have to pay a CDSC on any amount that represents appreciation in the value of your shares, income earned by your shares, or capital gains. In addition, the CDSC on your sale, if any, will be based on your oldest purchase payment. The CDSC on the next amount sold will be based on the next oldest purchase payment.

EXAMPLE

Assume you had invested $10,000 in Class B shares and that your investment had appreciated in value to $12,000 after 3 1/2 years, including reinvested dividends and capital gain distributions. You could sell up to $2,000 worth of shares without paying a CDSC ($12,000 current value less $10,000 purchase amount). If you sold $2,500 worth of shares, the CDSC would apply to the $500 representing part of your original purchase price. The CDSC rate would be 3% because the sale was made during the fourth year after the purchase.

CDSC--WAIVERS OF THE CDSC FOR CLASS B SHARES. The CDSC will be waived on sales of shares:

-    in the event of the shareholder's death.

- that result from required minimum distributions taken from retirement accounts upon the shareholders' attainment of age 70 1/2.

-    sold under an approved substantially equal periodic payment arrangement.

- by certain other investors, including certain institutions as set forth in more detail in the SAI.

The distributor may, in its sole discretion, authorize the waiver of the CDSC for additional classes of investors. Policies relating to waiving the CDSC may be modified or withdrawn at any time.

CDSC--WAIVERS OF THE CDSC FOR CLASS C SHARES. The CDSC will be waived on sales of shares:

-    in the event of the shareholder's death.

- to which no sales commission or transaction fee was paid to an authorized financial intermediary at the time of purchase.

- that result from required minimum distributions taken from retirement accounts upon the shareholders' attainment of age 70 1/2.

- initially purchased by an eligible employee benefit plan that are not connected with a plan level termination.

- by certain other investors, including certain institutions as set forth in more detail in the SAI.

The distributor may, in its sole discretion, authorize the waiver of the CDSC for additional classes of investors. Policies relating to waiving the CDSC may be modified or withdrawn at any time.

CLASS I, CLASS R2, CLASS R3, CLASS R4, CLASS R5, CLASS W AND CLASS Y--NO SALES CHARGE. For each of Class I, Class R2, Class R3, Class R4, Class R5, Class W and Class Y there is no initial sales charge or CDSC.

The fund's Board believes that no conflict of interest currently exists between the fund's classes of shares. On an ongoing basis, the Board, in the exercise of its fiduciary duties, seeks to ensure that no such conflicts arise.

OPENING AN ACCOUNT

Financial institutions are required by law to obtain certain personal information from each person who opens an account in order to verify the identity of the person. As a result, when you open an account you will be asked to provide your name, permanent street address, date of birth, and Social Security or Employer Identification number. You may also be asked for other identifying documents or information. If you do not provide this information, the fund or the financial intermediary through which you are investing in the fund may not be able to open an account for you. If the fund or the financial intermediary through which you are investing in the fund is unable to verify your identity, your account may be closed, or other steps may be taken, as deemed appropriate.

When you buy shares, your order will be priced at the next NAV calculated after your order is accepted by the fund or an authorized financial intermediary. Any applicable sales charge will be added to the purchase price for Class A shares.

You may establish and maintain your account with an authorized financial intermediary or directly with the fund. The fund may appoint servicing agents to accept purchase orders and to accept exchange (and sale) orders on its behalf. Accounts established with the fund will be supported by the fund's transfer agent.

METHODS OF PURCHASING SHARES

These methods of purchasing shares generally apply to Class A, Class B, and Class C shares.

CLASS B SHARES OF RIVERSOURCE ABSOLUTE RETURN CURRENCY AND INCOME FUND IS CURRENTLY CLOSED TO INVESTORS FOR NEW PURCHASES. CLASS B SHARES FOR RIVERSOURCE FLOATING RATE FUND, RIVERSOURCE INFLATION PROTECTED SECURITIES FUND, RIVERSOURCE INTERMEDIATE TAX-EXEMPT FUND, RIVERSOURCE LIMITED DURATION BOND FUND AND RIVERSOURCE SHORT DURATION U.S. GOVERNMENT FUND ARE CLOSED TO NEW INVESTORS AND NEW PURCHASES. EXISTING SHAREHOLDERS IN THESE FUNDS MAY CONTINUE TO OWN CLASS B SHARES AND MAKE EXCHANGES INTO AND OUT OF EXISTING ACCOUNTS WHERE CLASS B SHARES OF THESE FUNDS ARE MAINTAINED.

ACCOUNT ESTABLISHED WITH YOUR FINANCIAL INTERMEDIARY

ALL REQUESTS   The financial intermediary through which you buy shares may have different policies not described in this prospectus, including different minimum investment amounts and minimum account balances.

ACCOUNT ESTABLISHED WITH THE FUND

BY MAIL You or the financial intermediary through which you buy shares may establish an account with the fund. To establish an account in this fashion, complete a fund account application with your financial advisor or investment professional, and mail the account application to the address below. Account applications may be obtained (for RiverSource funds) at riversource.com/funds or (for Seligman funds) at seligman.com or may be requested by calling (800) 221-2450. Make your check payable to the fund.
               The fund does not accept cash, credit card convenience checks, money orders, traveler's checks, starter checks, third or fourth party checks, or other cash equivalents.

               Mail your check and completed application to:

               REGULAR MAIL   RIVERSOURCE FAMILY OF FUNDS
                              C/O BOSTON FINANCIAL
                              P.O. BOX 8041
                              BOSTON, MA 02266-8041

               EXPRESS MAIL   RIVERSOURCE FAMILY OF FUNDS
                              C/O BOSTON FINANCIAL
                              30 DAN ROAD
                              CANTON, MA 02021-2809

               If you already have an account, include your name, account number, and the name of the fund and class of shares you wish to purchase along with your check. You can make scheduled investments in the fund by moving money from your checking account or savings account. See the Minimum Investment and Account Balance chart below for more information regarding scheduled investment plans.

BY WIRE OR ACH Fund shares purchased in an account established and maintained with the fund may be paid for by federal funds wire. Before sending a wire, call (800) 221-2450 to notify the fund's transfer agent of the wire and to receive further instructions.

               If you are establishing an account with a wire purchase, you are required to send a signed account application to the address above. Please include the wire control number or your new account number on the application. Your bank or financial intermediary may charge additional fees for wire transactions.

BY EXCHANGE    Call (800) 221-2450 or send signed written instructions to the address above.

MINIMUM INVESTMENT AND ACCOUNT BALANCE

                                                                RIVERSOURCE             RIVERSOURCE
                                                             120/20 CONTRARIAN     DISCIPLINED SMALL CAP
                                                                EQUITY FUND;            VALUE FUND;
                       FOR ALL FUNDS,                          THREADNEEDLE             RIVERSOURCE
                    CLASSES AND ACCOUNTS                      GLOBAL EXTENDED       FLOATING RATE FUND;
                    EXCEPT THOSE LISTED                   ALPHA FUND; RIVERSOURCE       RIVERSOURCE
                        TO THE RIGHT      TAX QUALIFIED       ABSOLUTE RETURN       INFLATION PROTECTED
                       (NONQUALIFIED)        ACCOUNTS    CURRENCY AND INCOME FUND     SECURITIES FUND     CLASS W
                    --------------------  -------------  ------------------------  ---------------------  -------
Initial investment         $2,000             $1,000             $10,000                   $5,000          $ 500
Additional
   investments             $  100             $  100             $   100                   $  100           None
Account balance*           $1,000               None             $ 5,000                   $2,500          $ 500

----------
* If your fund account balance falls below the minimum account balance for any reason, including a market decline, you may be asked to increase it to the minimum account balance or establish a scheduled investment plan. If you do not do so within 30 days, your shares may be automatically redeemed and the proceeds mailed to you.

MINIMUM INVESTMENT AND ACCOUNT BALANCE--SCHEDULED INVESTMENT PLANS

                                                                RIVERSOURCE             RIVERSOURCE
                                                             120/20 CONTRARIAN     DISCIPLINED SMALL CAP
                                                                EQUITY FUND;            VALUE FUND;
                       FOR ALL FUNDS,                          THREADNEEDLE             RIVERSOURCE
                    CLASSES AND ACCOUNTS                      GLOBAL EXTENDED       FLOATING RATE FUND;
                    EXCEPT THOSE LISTED                   ALPHA FUND; RIVERSOURCE       RIVERSOURCE
                        TO THE RIGHT      TAX QUALIFIED       ABSOLUTE RETURN       INFLATION PROTECTED
                       (NONQUALIFIED)        ACCOUNTS    CURRENCY AND INCOME FUND     SECURITIES FUND     CLASS W
                    --------------------  -------------  ------------------------  ---------------------  -------
Initial investment         $ 100(a)          $ 100(b)            $10,000                  $5,000           $ 500
Additional
   investments             $ 100             $  50               $   100                  $  100            None
Account balance**           None(b)           None               $ 5,000                  $2,500           $ 500

----------
** If your fund account balance is below the minimum initial investment described above, you must make payments at least monthly.

(a)  Money Market Funds--$2,000

(b)  Money Market Funds--$1,000

These minimums may be waived for accounts that are managed by an investment professional, for accounts held in approved discretionary or non-discretionary wrap programs, for accounts that are a part of an employer-sponsored retirement plan, or for other account types if approved by the distributor.

The fund reserves the right to modify its minimum account requirements at any time, with or without prior notice.

Please contact your financial intermediary for information regarding wire or electronic funds transfer.

IMPORTANT: Payments sent by electronic fund transfers (ACH), a bank authorization or check that are not guaranteed may take up to 14 days to clear. If you request a sale within 14 days of purchase, this may cause your sale request to fail to process if the requested amount includes unguaranteed funds.

EXCHANGING OR SELLING SHARES

You may exchange or sell shares by having your financial intermediary process your transaction. If you maintain your account directly with your financial intermediary, you must contact that financial intermediary to exchange or sell shares of the fund. If your account was established with the fund, there are a variety of methods you may use to exchange or sell shares of the fund.

WAYS TO REQUEST AN EXCHANGE OR SALE OF SHARES

ACCOUNT ESTABLISHED WITH YOUR FINANCIAL INTERMEDIARY

ALL REQUESTS   You can exchange or sell shares by having your financial
               intermediary process your transaction. The financial intermediary through which you purchased shares may have different policies not described in this prospectus, including different transaction limits, exchange policies and sale procedures.

ACCOUNT ESTABLISHED WITH THE FUND

BY MAIL        Mail your exchange or sale request to:

               REGULAR MAIL   RIVERSOURCE FAMILY OF FUNDS
                              C/O BOSTON FINANCIAL
                              P.O. BOX 8041
                              BOSTON, MA 02266-8041

               EXPRESS MAIL   RIVERSOURCE FAMILY OF FUNDS
                              C/O BOSTON FINANCIAL
                              30 DAN ROAD
                              CANTON, MA 02021-2809

Include in your letter:

-    your name

-    the name of the fund(s)

-    your account number

-    the class of shares to be exchanged or sold

-    your Social Security number or Employer Identification number

-    the dollar amount or number of shares you want to exchange or sell

-    specific instructions regarding delivery or exchange destination

-    signature(s) of registered account owner(s)

- any special documents the transfer agent may require in order to process your order

Corporate, trust or partnership accounts may need to send additional documents.

Payment will be mailed to the address of record and made payable to the names listed on the account, unless your request specifies differently and is signed by all owners.

A Medallion Signature Guarantee is required if:

-    Amount is over $50,000.

- You want your check made payable to someone other than the registered account owner(s).

-    Your address of record has changed within the last 30 days.

-    You want the check mailed to an address other than the address of record.

-    You want the proceeds sent to a bank account not on file.

- You are the beneficiary of the account and the account owner is deceased (additional documents may be required).

               A Medallion Signature Guarantee assures that a signature is genuine and not a forgery. The financial intermediary providing the Guarantee is financially liable for the transaction if the signature is a forgery. Eligible guarantors include commercial banks, trust companies, savings associations, and credit unions as defined by the Federal Deposit Insurance Act. Note: A guarantee from a notary public is not acceptable.

               NOTE: Any express mail delivery charges you pay will vary depending on domestic or international delivery instructions.

BY TELEPHONE   Call (800) 221-2450. Unless you elect not to have telephone exchange and sale privileges, they will automatically be available to you. Reasonable procedures will be used to confirm authenticity of telephone exchange or sale requests. Telephone privileges may be modified or discontinued at any time. Telephone exchange and sale privileges automatically apply to all accounts except custodial, corporate, qualified retirement accounts and trust accounts which the current trustee is not listed. You may request that these privileges NOT apply by writing to the address above.

               Payment will be mailed to the address of record and made payable to the names listed on the account.

               Telephone sale requests are limited to $50,000 per day.

BY WIRE OR     You can wire money from your fund account to your bank account.
ACH            Make sure we have your bank account information on file. If we do not have this information, you will need to send written instructions with your bank's name and a voided check or savings account deposit slip.

               Call (800) 221-2450 or send a letter of instruction, with a Medallion Signature Guarantee if required, to the address above.

               A service fee may be charged against your account for each wire sent.

               Minimum amount:

               by ACH: $100

               by wire: $500

               Your bank or financial intermediary may charge additional fees for wire transactions.

BY SCHEDULED   You may elect to receive regular periodic payments through an
PAYOUT PLAN    automatic sale of shares. See the SAI for more information.

CHECK REDEMPTION SERVICE

Class A shares of the money market funds offer check writing privileges. If you have $2000 in a money market fund, you may request checks which may be drawn against your account. You can elect this service on your initial application, or, thereafter. Call (800) 221-2450 for the appropriate forms to establish this service. If you own Class A shares that were both in another fund at NAV because of the size of the purchase, and then exchanged into a money market fund, check redemptions may be subject to a CDSC.

EXCHANGES

Generally, you may exchange your fund shares for shares of the same class of any other publicly offered fund in the RiverSource Family of Funds without a sales charge. For complete information on the fund you are exchanging into, including fees and expenses, read that fund's prospectus carefully. Your exchange will be priced at the next NAV calculated after your transaction request is received in good order. You may be subject to a sales charge if you exchange from a money market fund into an equity or fixed income fund.

IF YOU HOLD YOUR FUND SHARES IN AN ACCOUNT WITH AMERIPRISE FINANCIAL SERVICES, YOU MAY HAVE LIMITED EXCHANGEABILITY WITHIN THE RIVERSOURCE FAMILY OF FUNDS.

MARKET TIMING

SHORT-TERM TRADING AND OTHER SO-CALLED MARKET TIMING PRACTICES ARE FREQUENT TRADING PRACTICES BY CERTAIN SHAREHOLDERS INTENDED TO PROFIT AT THE EXPENSE OF OTHER SHAREHOLDERS BY SELLING SHARES OF A FUND SHORTLY AFTER PURCHASE. MARKET TIMING MAY ADVERSELY IMPACT A FUND'S PERFORMANCE BY PREVENTING THE INVESTMENT MANAGER FROM FULLY INVESTING THE ASSETS OF THE FUND, DILUTING THE VALUE OF SHARES HELD BY LONG-TERM SHAREHOLDERS, OR INCREASING THE FUND'S TRANSACTION COSTS.

FOR A FUND ORGANIZED AS A FUND-OF-FUNDS, ITS ASSETS CONSIST PRIMARILY OF SHARES OF THE UNDERLYING FUNDS IN WHICH IT INVESTS. THE UNDERLYING FUNDS MAY BE MORE SUSCEPTIBLE TO THE RISKS OF MARKET TIMING. FUNDS THAT INVEST DIRECTLY IN SECURITIES THAT TRADE INFREQUENTLY MAY BE VULNERABLE TO MARKET TIMERS WHO SEEK TO TAKE ADVANTAGE OF INEFFICIENCIES IN THE SECURITIES MARKETS. FUNDS AND THE UNDERLYING FUNDS THAT INVEST IN SECURITIES THAT TRADE ON OVERSEAS SECURITIES MARKETS MAY BE VULNERABLE TO MARKET

TIMERS WHO SEEK TO TAKE ADVANTAGE OF CHANGES IN THE VALUES OF SECURITIES BETWEEN THE CLOSE OF OVERSEAS MARKETS AND THE CLOSE OF U.S. MARKETS, WHICH IS GENERALLY THE TIME AT WHICH A FUND'S NAV IS CALCULATED. TO THE EXTENT THAT A FUND OR UNDERLYING FUND HAS SIGNIFICANT HOLDINGS OF SMALL CAP STOCKS, FLOATING RATE LOANS, HIGH YIELD BONDS, TAX-EXEMPT SECURITIES OR FOREIGN SECURITIES, THE RISKS OF MARKET TIMING MAY BE GREATER FOR THE FUND THAN FOR OTHER FUNDS. SEE "PRINCIPAL INVESTMENT STRATEGIES" FOR A DISCUSSION OF THE TYPES OF SECURITIES IN WHICH YOUR FUND INVESTS. SEE "PRICING AND VALUING OF FUND SHARES" FOR A DISCUSSION OF THE FUNDS' POLICY ON FAIR VALUE PRICING, WHICH IS INTENDED, IN PART, TO REDUCE THE FREQUENCY AND EFFECT OF MARKET TIMING.

THE FUNDS' BOARD HAS ADOPTED A POLICY THAT IS DESIGNED TO DETECT AND DETER MARKET TIMING THAT MAY BE HARMFUL TO THE FUNDS. EACH FUND SEEKS TO ENFORCE THIS POLICY THROUGH ITS SERVICE PROVIDERS AS FOLLOWS:

- The fund tries to distinguish market timing from trading that it believes is not harmful, such as periodic rebalancing for purposes of asset allocation or dollar cost averaging or other purchase and exchange transactions not believed to be inconsistent with the best interest of fund shareholders or the Board's policy. The fund uses a variety of techniques to monitor for and detect abusive trading practices. These techniques may vary depending on the type of fund, the class of shares and where the shares are maintained. Under the fund's procedures, there is no set number of transactions in the fund that constitutes market timing. Even one purchase and subsequent sale by related accounts may be market timing. Generally, the fund seeks to restrict the exchange privilege of an investor who makes more than three exchanges into or out of the fund in any 90-day period. Accounts held by a retirement plan or a financial intermediary for the benefit of its participants or clients, which typically engage in daily transactions, are not subject to this limit, although the fund may seek the assistance of financial intermediaries in applying similar restrictions on their participants or clients. The fund's ability to monitor and discourage abusive trading practices in omnibus accounts is more limited.

- The fund may rely on the monitoring policy of a financial intermediary, for example, a retirement plan administrator or similar financial intermediary authorized to distribute the funds, if it determines the policy and procedures of such financial intermediaries are sufficient to protect the fund and its shareholders.

- If an investor's trading activity is determined to be market timing or otherwise harmful to existing shareholders, the fund reserves the right to modify or discontinue the investor's exchange privilege or reject the investor's purchases or exchanges, including purchases or exchanges accepted by a financial intermediary. The fund may treat accounts it believes to be under common control as a single account for these purposes, although it may not be able to identify all such accounts.

- Although the fund does not knowingly permit market timing, it cannot guarantee that it will be able to identify and restrict all short-term trading activity. The fund receives purchase and sale orders through financial intermediaries where market timing activity may not always be successfully detected.

Other exchange policies:

- Exchanges must be made into the same class of shares of the share class being exchanged out of.

- Exchanges into RiverSource Tax-Exempt Money Market Fund may be made only from Class A shares.

- If your exchange creates a new account, it must satisfy the minimum investment amount for new purchases.

- Once the fund receives your exchange request, you cannot cancel it after the market closes.

- Shares of the purchased fund may not be used on the same day for another exchange or sale.

- New investments in Class A shares of a money market fund may be exchanged for either Class A, Class B or Class C shares of any other publicly offered fund in the RiverSource Family of Funds.

- If you exchange shares from Class A shares of a money market fund to another fund in the RiverSource Family of Funds, any further exchanges must be between shares of the same class. For example, if you exchange from Class A shares of a money market fund into Class B shares of another fund in the RiverSource Family of Funds, you may not exchange from Class B shares of that fund back to Class A shares of a money market fund. Exchange rules for money market funds are illustrated in the following tables.

- Shares of Class W originally purchased, but no longer held in a discretionary managed account, may not be exchanged for Class W shares of another fund. You may continue to hold these shares in the fund. Changing your investment to a different fund will be treated as a sale and purchase, and you will be subject to applicable taxes on the sale and sales charges on the purchase of the new fund.

- If your shares are subject to a CDSC, you will not be charged a CDSC upon the exchange of those shares. Any CDSC will be deducted when you sell the shares you received from the exchange. The CDSC imposed at that time will be based on the period that begins when you bought shares of the original fund and ends when you sell the shares of the fund you exchanged to.

                                TO OTHER FUNDS
                           ---------------------------
FROM A MONEY MARKET FUND   CLASS A   CLASS B   CLASS C
------------------------   -------   -------   -------
Class A                      Yes       Yes       Yes
Class B                       No       Yes        No
Class C                       No        No       Yes

                              TO A MONEY MARKET FUND
                           ---------------------------
FROM OTHER FUNDS           CLASS A   CLASS B   CLASS C
------------------------   -------   -------   -------
Class A                      Yes        No        No
Class B                       No       Yes        No
Class C                       No        No       Yes

If your initial investment was in a money market fund and you exchange into an equity or fixed income fund, you will pay an initial sales charge if you exchange into Class A and be subject to a CDSC if you exchange into Class B or Class C.

If your initial investment was in Class A shares of an equity or fixed income fund and you exchange shares into a money market fund, you may exchange that amount to another fund, including dividends earned on that amount, without paying a sales charge.

SELLING SHARES

You may sell your shares at any time. The payment will be sent within seven days after your request is received in good order. When you sell shares, the amount you receive may be more or less than the amount you invested. Your sale price will be the next NAV calculated after your request is received in good order, minus any applicable CDSC.

REPURCHASES. You can change your mind after requesting a sale of shares and use all or part of the sale proceeds to purchase new shares of a fund in the RiverSource Family of Funds. If your original purchase was in Class A or Class B, you may use all or part of the sale proceeds to purchase new Class A shares in any fund account linked together for ROA purposes. Your repurchase will be in Class A shares at NAV, up to the amount of the sale proceeds. For a Class A repurchase on shares that were originally charged a CDSC, the amount of the CDSC will be reinvested at the NAV on the date the repurchase is processed. Repurchases of Class B shares will also be in Class A shares at NAV. Any CDSC paid upon redemption of your Class B shares will not be reimbursed. If your original purchase was in Class C, you will be allowed to reinvest in the same Class C account and fund you originally purchased. In a Class C repurchase, the CDSC you paid will be reinvested and the shares will be deemed to have the original cost and purchase date for purposes of applying the CDSC (if any) to subsequent redemptions. Systematic withdrawals and purchases will be excluded from this policy.

In order for you to take advantage of this repurchase waiver, you must notify your financial intermediary or the fund's transfer agent if your account is held at the fund within 90 days of the date your sale request was processed. Contact your financial intermediary for information on required documentation. The repurchase privilege may be modified or discontinued at any time and use of this option may have tax consequences.

If you sold shares of a Seligman fund on or before February 3, 2009 and wish to repurchase shares, you have the option of taking advantage of the current repurchase policy (described above) within 90 days of the date your sale request was processed, or you may use all or part of your sale proceeds to purchase shares of the fund you sold or any other fund in the RiverSource Family of Funds without paying an initial sales charge or, if you paid a CDSC when you sold your shares, receiving a credit for the applicable CDSC, within 120 days of the date your sale request was processed. Contact your financial intermediary or, if you opened an account directly with the fund, the transfer agent, for more information on the required documentation to complete a repurchase transaction.

The fund reserves the right to redeem in kind.

For more details and a description of other sales policies, please see the SAI.

Pricing and Valuing of Fund Shares

For classes of shares sold with an initial sales charge, the public offering or purchase price is the net asset value plus the sales charge. For funds or classes of shares sold without an initial sales charge, the public offering price is the NAV.

Orders in good form are priced at the NAV next determined after you place your order. Good form or good order means that your instructions have been received in the form required by the fund. This may include, for example, providing the fund name and account number, the amount of the transaction and all required signatures.

The NAV is the value of a single share of the fund. The NAV is determined by dividing the value of the fund's assets, minus any liabilities, by the number of shares outstanding. The NAV is calculated as of the close of business on the New York Stock Exchange (NYSE), normally 4:00 p.m. Eastern time, on each day that the NYSE is open. For a fund organized as a fund-of-funds, the assets will consist primarily of shares of the underlying funds, which are valued at their NAVs. Securities are valued primarily on the basis of market quotations and floating rate loans are valued primarily on the basis of indicative bids. Both market quotations and indicative bids are obtained from outside pricing services approved and monitored under procedures adopted by the Board. Certain short-term securities with maturities of 60 days or less are valued at amortized cost.

When reliable market quotations or indicative bids are not readily available, investments are priced at fair value based on procedures adopted by the Board. These procedures are also used when the value of an investment held by a fund or underlying fund is materially affected by events that occur after the close of a securities market but prior to the time as of which the fund's or underlying fund's NAV is determined. Valuing investments at fair value involves reliance on judgment. The fair value of an investment is likely to differ from any available quoted or published price. To the extent that a fund or an underlying fund has significant holdings of small cap stocks, high yield bonds, floating rate loans, tax-exempt securities or foreign securities that may trade infrequently, fair valuation may be used more frequently than for other funds. The funds use an unaffiliated service provider to assist in determining fair values for foreign securities.

Foreign investments are valued in U.S. dollars. Some of a fund's or an underlying fund's securities may be listed on foreign exchanges that trade on weekends or other days when the fund does not price its shares. In that event, the NAV of the fund's or underlying fund's shares may change on days when shareholders will not be able to purchase or sell the fund's or underlying fund's shares.

For money markets funds--The fund's investments are valued at amortized cost, which approximates market value, as explained in the SAI. Although the fund cannot guarantee it will always be able to maintain a constant net asset value of $1 per share, it will use its best efforts to do so.

Distributions and Taxes

As a shareholder you are entitled to your share of your fund's net income and net gains. Each fund distributes dividends and capital gains to qualify as a regulated investment company and to avoid paying corporate income and excise taxes.

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS

Your fund's net investment income is distributed to you as dividends. Dividends may be composed of qualified dividend income, which is eligible for preferential tax rates under current tax law, as well as other ordinary dividend income, which may include dividends which are non-qualified dividends, interest income and short-term capital gains. Because of the types of income earned by fixed income funds, it is unlikely the funds will distribute qualified dividend income. Generally, capital gains are realized when a security is sold for a higher price than was paid for it. Generally, capital losses are realized when a security is sold for a lower price than was paid for it. Typically, each realized capital gain or loss is long-term or short-term depending on the length of time the fund held the security. Realized capital gains and losses offset each other. The fund offsets any net realized capital gains by any available capital loss carryovers. Net short-term capital gains, if any, are included in net investment income and are taxable as ordinary income when distributed to the shareholder. Net realized long-term capital gains, if any, are distributed by the end of the calendar year as capital gain distributions. If the fund's distributions exceed its current and accumulated earnings and profits, that portion of the fund's distributions will be treated as a return of capital to the shareholders to the extent of their basis in their shares. A return of capital will generally not be taxable; however, any amounts received in excess of basis are treated as capital gain. Forms 1099 sent to shareholders report any return of capital.

Certain derivative instruments subject the fund to special tax rules, the effect of which may be to accelerate income to the fund, defer fund losses, cause adjustments in the holding periods of fund securities, convert capital gains into ordinary income and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders.

REINVESTMENTS

Dividends and capital gain distributions are automatically reinvested in additional shares in the same class of the fund unless you request distributions in cash. The financial intermediary through which you purchased shares may have different policies.

Distributions are reinvested at the next calculated NAV after the distribution is paid. If you choose cash distributions, you will receive cash only for distributions declared after your request has been processed.

TAXES

If you buy shares shortly before the record date of a distribution, you may pay taxes on money earned by the fund before you were a shareholder. You will pay the full pre-distribution price for the shares, then receive a portion of your investment back as a distribution, which may be taxable.

For tax purposes, an exchange is considered a sale and purchase, and may result in a gain or loss. A sale is a taxable transaction. Generally, if you sell shares for less than their cost, the difference is a capital loss or if you sell shares for more than their cost, the difference is a capital gain. Your gain may be short term (for shares held for one year or less) or long term (for shares held for more than one year).

You may not create a tax loss or reduce a tax gain, based on paying a sales charge, by exchanging shares before the 91st day after the day of purchase. If you buy Class A shares and exchange into another fund before the 91st day after the day of purchase, you may not be able to include the sales charge in your calculation of tax gain or loss on the sale of the first fund you purchased. The sales charge may be included in the calculation of your tax gain or loss on a subsequent sale of the second fund you purchased. For more information, see the SAI.

REITs often do not provide complete tax information until after the calendar year-end; generally mid to late January and continuing through early February. Consequently, if your fund has significant investments in REITs, you may not receive your Form 1099-DIV until February. Other RiverSource funds tax statements are generally mailed in January.

FOR TAXABLE FUNDS. Distributions related to shares not held in IRAs or other retirement accounts are subject to federal income tax and may be subject to state and local taxes in the year they are declared. You must report distributions on your tax returns, even if they are reinvested in additional shares.

Shares held in an IRA or qualified retirement account are generally subject to different tax rules. Taking a distribution from your IRA or qualified retirement plan may subject you to federal taxes, withholding, penalties and reporting requirements. Please consult your tax advisor.

Income received by a fund may be subject to foreign tax and withholding. Tax conventions between certain countries and the U.S. may reduce or eliminate these taxes.

FOR TAX-EXEMPT FUNDS. Dividends distributed from interest earned on tax-exempt securities (exempt-interest dividends) are exempt from federal income taxes but may be subject to state and local taxes and potentially the alternative minimum tax. Dividends distributed from net capital gains, if any, and other income earned are not exempt from federal income taxes. Any taxable distributions are taxable in the year the fund declares them regardless of whether you take them in cash or reinvest them.

Interest on certain private activity bonds is a preference item for purposes of the individual and corporate alternative minimum tax. To the extent the fund earns such income, it will flow through to its shareholders and may affect those shareholders who are subject to the alternative minimum tax. See the SAI for more information.

Because interest on municipal bonds and notes is tax-exempt for federal income tax purposes, any interest on money you borrow that is used directly or indirectly to purchase fund shares is not deductible on your federal income tax return. You should consult a tax advisor regarding its deductibility for state and local income tax purposes.

For a fund organized as a fund-of-funds, because most of the fund's investments are shares of underlying funds, the tax treatment of the fund's gains, losses, and distributions may differ from the tax treatment that would apply if either the fund invested directly in the types of securities held by the underlying funds or the fund shareholders invested directly in the underlying funds. As a result, fund shareholders may recognize higher amounts of capital gain distributions or ordinary income dividends than they otherwise would.

IMPORTANT: This information is a brief and selective summary of some of the tax rules that apply to an investment in a fund. Because tax matters are highly individual and complex, you should consult a qualified tax advisor.

General Information

AVAILABILITY AND TRANSFERABILITY OF FUND SHARES

Please consult with your financial intermediary to determine the availability of the funds. The funds may only be purchased or sold directly or through financial intermediaries authorized by the distributor to offer the funds. NOT ALL FINANCIAL INSTITUTIONS ARE AUTHORIZED TO SELL THE RIVERSOURCE FAMILY OF FUNDS AND CERTAIN FINANCIAL INTERMEDIARIES THAT OFFER THE RIVERSOURCE FAMILY OF FUNDS MAY NOT OFFER ALL FUNDS ON ALL INVESTMENT PLATFORMS. If you set up an account at a financial intermediary that does not have, and is unable to obtain, a selling agreement with the distributor, you will not be able to transfer fund holdings to that account. In that event, you must either maintain your fund holdings with your current financial intermediary, find another financial intermediary with a selling agreement, or sell your shares, paying any applicable CDSC. Please be aware that transactions in taxable accounts are taxable events and may result in income tax liability.

ADDITIONAL SERVICES AND COMPENSATION

In addition to acting as the fund's investment manager, RiverSource Investments and its affiliates also receive compensation for providing other services to the funds.

ADMINISTRATION SERVICES. Ameriprise Financial, 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, provides or compensates others to provide administrative services to the funds. These services include administrative, accounting, treasury, and other services. Fees paid by a fund for these services are included under "Other expenses" in the expense table under "Fees and Expenses."

DISTRIBUTION AND SHAREHOLDER SERVICES. RiverSource Fund Distributors, Inc., 50611 Ameriprise Financial Center, Minneapolis, Minnesota 55474, (the distributor), provides underwriting and distribution services to the funds. Under the Distribution Agreement and related distribution and shareholder servicing plans, the distributor receives distribution and shareholder servicing fees. The distributor may retain a portion of these fees to support its distribution and shareholder servicing activity. The distributor reallows the remainder of these fees (or the full fee) to the financial intermediaries that sell fund shares and provide services to shareholders. Fees paid by a fund for these services are set forth under "Distribution and/or service (12b-1) fees" in the expense table under "Fees and Expenses." More information on how these fees are used is set forth under "Investment Options--Classes of Shares" and in the SAI. The distributor also administers any sales charges paid by an investor at the time of purchase or at the time of sale. See "Shareholder Fees (fees paid directly from your investment)" under "Fees and Expenses" for the scheduled sales charge of each share class. See "Buying and Selling Shares, Sales Charges" for variations in the scheduled sales charges, and for how these sales charges are used by the distributor. See "Other Investment Strategies and Risks" for the funds' policy regarding directed brokerage.

TRANSFER AGENCY SERVICES. RiverSource Service Corporation, 734 Ameriprise Financial Center, Minneapolis, Minnesota 55474 (the transfer agent or RiverSource Service Corporation), provides or compensates others to provide transfer agency services to the funds. The funds pay the transfer agent a fee that varies by class, as set forth in the SAI, and reimburses the transfer agent for its out-of-pocket expenses incurred while providing these transfer agency services to the funds. Fees paid by a fund for these services are included under "Other expenses" in the expense table under "Fees and Expenses." RiverSource Service Corporation pays a portion of these fees to financial intermediaries that provide sub-recordkeeping and other services to fund shareholders. The SAI provides additional information about the services provided and the fee schedules for the transfer agent agreements.

PLAN ADMINISTRATION SERVICES. Under a Plan Administration Services Agreement, the fund pays for plan administration services, including services such as implementation and conversion services, account set-up and maintenance, reconciliation and account recordkeeping, education services and administration to various plan types, including 529 plans, retirement plans and Health Savings Accounts. Fees paid by a fund for these services are included under "Other expenses" in the expense table under "Fees and Expenses."

PAYMENTS TO FINANCIAL INTERMEDIARIES. The distributor and its affiliates make or support additional cash payments out of their own resources (including profits earned from providing services to the fund) to financial intermediaries, in connection with agreements between the distributor and financial intermediaries pursuant to which these financial intermediaries sell fund shares and provide services to their clients who are shareholders of the fund. These payments and intercompany allocations (collectively, "payments") do not change the price paid by investors in the fund or fund shareholders for the purchase or ownership of fund shares of the fund, and these payments are not reflected in the fees and expenses of the fund, as they are not paid by the fund.

In exchange for these payments, a financial intermediary may elevate the prominence or profile of the fund within the financial intermediary's organization, and may provide the distributor and its affiliates with preferred access to the financial intermediary's registered representatives or preferred access to the financial intermediary's customers. These arrangements are sometimes referred to as marketing and/or sales support payments, program and/or shareholder servicing payments, or revenue sharing payments. These arrangements create potential conflicts of interest between a financial intermediary's pecuniary interest and its duties to its customers, for example, if the financial intermediary receives higher payments from the sale of a certain fund than it receives from the sale of other funds, the financial intermediary or its representatives may be incented to recommend or sell shares of the fund where it receives or anticipates receiving the higher payment instead of other investment options that may be more appropriate for the customer. Employees of Ameriprise Financial and its affiliates, including employees of affiliated broker-dealers, may be separately incented to recommend or sell shares of the fund, as employee compensation and business unit operating goals at all levels are tied to the company's success. Certain employees, directly or indirectly, may receive higher compensation and other benefits as investment in the fund increases. In addition, management, sales leaders and other employees may spend more of their time and resources promoting Ameriprise Financial and its subsidiary companies, including RiverSource Investments and the distributor, and the products they offer, including the fund.

These payments are typically negotiated based on various factors including, but not limited to, the scope and quality of the services provided by the financial intermediary, its reputation in the industry, its ability to attract and retain assets, its access to target markets, its customer relationships, the profile the fund may obtain within the financial intermediary, and the access the distributor or other representatives of the fund may have within the financial intermediary for advertisement, training or education, including opportunities to present at or sponsor conferences for the registered representatives of the financial intermediary and its customers.

These payments are usually calculated based on a percentage of fund assets owned through the financial intermediary and/or as a percentage of fund sales attributable to the financial intermediary. Certain financial intermediaries require flat fees instead of, or in addition to, these asset-based fees as compensation for including or maintaining a fund on their platforms, and, in certain situations, may require the reimbursement of ticket or operational charges--fees that a financial intermediary charges its registered representatives for effecting transactions in the fund. The amount of payment varies by financial intermediary (e.g., initial platform set-up fees, ongoing maintenance or service fees, or asset or sales based fees). The amount of payments also varies by the type of sale. For instance, purchases of one fund may warrant a greater or lesser amount of payments than purchases of another fund. Additionally, sale and maintenance of shares on a stand alone basis may result in a greater or lesser amount of payments than the sale and maintenance of shares made through a plan, wrap or other fee-based program. Payments to affiliates may include payments as compensation to employees of RiverSource Investments who are licensed by the distributor in respect of certain sales and solicitation activity on behalf of the fund. These payments may be and often are significant.

Payments to affiliated broker-dealers are within the range of the payments the distributor pays to similarly-situated third party financial intermediaries and the payments such affiliated broker-dealers receive from third party fund sponsors related to the sale of their sponsored funds. However, because of the large amount of fund assets (from the RiverSource Family of Funds, in aggregate) currently held in customer accounts of the affiliated broker-dealers, the distributor and its affiliates, in the aggregate, pay significantly more in absolute dollars than other third-party fund sponsors pay to the affiliated broker-dealers for the sale and servicing of their sponsored funds. This level of payment creates potential conflicts of interest which the affiliated broker-dealers seek to mitigate by disclosure and implementation of internal controls, as well as the rules and regulations of applicable regulators.

From time to time, to the extent permitted by SEC and FINRA rules and by other applicable laws and regulations, the distributor and its affiliates may make other reimbursements or payments to financial intermediaries or their registered representatives, including non-cash compensation, in the form of gifts of nominal value, occasional meals, tickets, or other entertainment, support for due diligence trips, training and educational meetings or conference sponsorships, support for recognition programs, and other forms of non-cash compensation permissible under regulations to which these financial intermediaries and their representatives are subject. To the extent these are made as payments instead of reimbursement, they may provide profit to the financial intermediary to the extent the cost of such services was less than the actual expense of the service.

The financial intermediary through which you are purchasing or own shares of the fund has been authorized directly or indirectly by the distributor to sell the fund and/or to provide services to you as a shareholder of the fund. Investors and current shareholders may wish to take such payment arrangements into account when considering and evaluating any recommendations they receive relating to fund shares. If you have questions regarding the specific details regarding the payments your financial intermediary may receive from the distributor or its affiliates related to your purchase or ownership of the fund, please contact your financial intermediary.

The payments described in this section are in addition to fees paid by the fund to the distributor under 12b-1 plans, which fees may be used to compensate financial intermediaries for the distribution of fund shares and the servicing of fund shareholders, or paid by the fund to the transfer agent under the transfer agent agreement or plan administration agreement, which fees may be used to support networking or servicing fees to compensate financial intermediaries for supporting shareholder account maintenance, sub-accounting, plan recordkeeping or other serv-ices provided directly by the financial intermediary to shareholders or plans and plan participants, including retirement plans, 529 plans, Health Savings Account plans, or other plans, where participants beneficially own shares of the fund.

Financial institutions may separately charge you additional fees. See "Buying and Selling Shares."

ADDITIONAL MANAGEMENT INFORMATION

AFFILIATED PRODUCTS. RiverSource Investments also serves as investment manager to Seligman funds and RiverSource funds which are structured to provide asset-allocation services to shareholders of those funds by investing in shares of other Seligman funds and RiverSource funds, respectively, (Funds of Funds) and to discretionary managed accounts that invests exclusively in the funds (collectively referred to as "affiliated products"). These affiliated products, individually or collectively, may own a significant percentage of the fund's outstanding shares. The fund may experience relatively large purchases or redemptions from the affiliated products. Although RiverSource Investments may seek to minimize the impact of these transactions, for example, by structuring them over a reasonable period of time or through other measures, the fund may experience increased expenses as it buys and sells securities to manage transactions for the affiliated products. In addition, because the affiliated products may own a substantial portion of the fund, a redemption by one or more affiliated products could cause the fund's expense ratio to increase as the fund's fixed costs would be spread over a smaller asset base. RiverSource Investments monitors expense levels and is committed to offering funds that are competitively priced. RiverSource Investments reports to the Board on the steps it has taken to manage any potential conflicts.

CASH RESERVES. A fund may invest its daily cash balance in a money market fund selected by RiverSource Investments, including but not limited to RiverSource Short-Term Cash Fund (Short-Term Cash Fund), a money market fund established for the exclusive use of funds in the RiverSource Family of Funds and other institutional clients of RiverSource Investments. While Short-Term Cash Fund does not pay an advisory fee to RiverSource Investments, it does incur other expenses, and is expected to operate at a very low expense ratio. A fund will invest in Short-Term Cash Fund or any other money market fund selected by RiverSource Investments only to the extent it is consistent with the fund's investment objectives and policies. Short-Term Cash Fund is not insured or guaranteed by the FDIC or any other government agency.

FUND HOLDINGS DISCLOSURE. The Board has adopted policies and procedures that govern the timing and circumstances of disclosure to shareholders and third parties of information regarding the securities owned by a fund. A description of these policies and procedures is included in the SAI.

Financial Highlights

The tables below are intended to help you understand the financial performance of the Fund's Classes for the past five years. Certain information reflects financial results for a single share of a Class that was held throughout the periods shown. Per share amounts are calculated based on average shares outstanding. "Total return" shows the rate that you would have earned (or lost) on an investment in each Class, assuming you reinvested all your dividend distributions, if any. Total returns do not reflect any sales charges, transaction costs on your investment or taxes. If such charges, costs or taxes were reflected, total returns would have been lower. Deloitte & Touche LLP, Independent Registered Public Accounting Firm, has audited this information. Their report, along with the Fund's financial statements, is included in the Fund's Annual Report, which is available upon request. Effective May 18, 2009, Ernst & Young LLP serves as the Fund's Independent Registered Public Accounting Firm.

Effective on or about June 13, 2009, the Fund's Class R shares are renamed as Class R2 shares.

CLASS A

                                                               YEAR ENDED DECEMBER 31,
                                                ------------------------------------------------------
                                                  2008         2007       2006       2005       2004
                                                --------     --------   --------   --------   --------
PER SHARE DATA:
Net asset value, beginning of year              $  1.000     $  1.000   $  1.000   $  1.000   $  1.000
Income from investment operations:
   Net investment income                           0.011        0.040      0.039      0.022      0.004
Less distributions:
   Dividends from net investment income           (0.011)**    (0.040)    (0.039)    (0.022)    (0.004)
Net asset value, end of year                    $  1.000     $  1.000   $  1.000   $  1.000   $  1.000
                                                ========     ========   ========   ========   ========
TOTAL RETURN                                        1.12%        4.09%      3.95%      2.20%      0.43%
                                                --------     --------   --------   --------   --------
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000s omitted)          $124,124     $132,924   $124,223   $132,506   $143,464
Ratio of expenses to average net assets             0.79%        0.86%      0.90%      0.86%      0.84%
Ratio of net investment income to average net
   assets                                           1.07%        4.03%      3.86%      2.15%      0.40%
Without management fee waiver:*
Ratio of expenses to average net assets             0.91%                                         0.85%
Ratio of net investment income to average net
   assets                                           0.95%                                         0.39%

----------
See footnotes on page 39.

CLASS B

                                                             YEAR ENDED DECEMBER 31,
                                                -------------------------------------------------
                                                  2008        2007      2006      2005      2004
                                                -------     -------   -------   -------   -------
PER SHARE DATA:
Net asset value, beginning of year              $ 1.000     $ 1.000   $ 1.000   $ 1.000   $ 1.000
Income from investment operations:
   Net investment income                          0.003       0.030     0.028     0.011     0.001
Less distributions:
   Dividends from net investment income          (0.003)**   (0.030)   (0.028)   (0.011)   (0.001)
Net asset value, end of year                    $ 1.000     $ 1.000   $ 1.000   $ 1.000   $ 1.000
                                                =======     =======   =======   =======   =======
TOTAL RETURN                                       0.35%       3.00%     2.85%     1.11%     0.07%
                                                -------     -------   -------   -------   -------
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000s omitted)          $ 6,941     $ 7,458   $ 8,860   $12,961   $21,214
Ratio of expenses to average net assets            1.53%       1.86%     1.89%     1.85%     1.18%
Ratio of net investment income to average net
   assets                                          0.33%       3.03%     2.86%     1.16%     0.07%
Without management fee waiver and expense
   reimbursement:*
Ratio of expenses to average net assets            1.91%                           1.86%     1.85%
Ratio of net investment income (loss) to
   average net assets                             (0.05)%                          1.15%    (0.60)%

CLASS C

                                                             YEAR ENDED DECEMBER 31,
                                                -------------------------------------------------
                                                  2008        2007      2006      2005      2004
                                                -------     -------   -------   -------   -------
PER SHARE DATA:
Net asset value, beginning of year              $ 1.000     $ 1.000   $ 1.000   $ 1.000   $ 1.000
Income from investment operations:
   Net investment income                          0.003       0.030     0.028     0.011     0.001
Less distributions:
   Dividends from net investment income          (0.003)**   (0.030)   (0.028)   (0.011)   (0.001)
Net asset value, end of year                    $ 1.000     $ 1.000   $ 1.000   $ 1.000   $ 1.000
                                                =======     =======   =======   =======   =======
TOTAL RETURN                                       0.35%       3.00%     2.85%     1.11%     0.07%
                                                -------     -------   -------   -------   -------
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000s omitted)          $16,571     $13,643   $12,848   $12,756   $13,574
Ratio of expenses to average net assets            1.53%       1.86%     1.89%     1.85%     1.18%
Ratio of net investment income to average net
   assets                                          0.33%       3.03%     2.86%     1.16%     0.07%
Without management fee waiver and expense
   reimbursement:*
Ratio of expenses to average net assets            1.91%                           1.86%     1.85%
Ratio of net investment loss to average net
   assets                                         (0.05)%                          1.15%    (0.60)

----------
See footnotes on page 39.

CLASS R

                                                             YEAR ENDED DECEMBER 31,
                                                -------------------------------------------------
                                                  2008        2007      2006      2005      2004
                                                -------     -------   -------   -------   -------
PER SHARE DATA:
Net asset value, beginning of period            $ 1.000     $ 1.000   $ 1.000   $ 1.000   $ 1.000
Income from investment operations:
   Net investment income                          0.009       0.038     0.036     0.019     0.002
Less distributions:
   Dividends from net investment income          (0.009)**   (0.038)   (0.036)   (0.019)   (0.002)
Net asset value, end of period                  $ 1.000     $ 1.000   $ 1.000   $ 1.000   $ 1.000
                                                =======     =======   =======   =======   =======
TOTAL RETURN                                       0.93%       3.83%     3.69%     1.94%     0.24%
                                                -------     -------   -------   -------   -------
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000s omitted)        $ 1,646     $   554   $   486   $   499   $     2
Ratio of expenses to average net assets            1.01%       1.11%     1.15%     1.11%     1.01%
Ratio of net investment income to average net
   assets                                          0.84%       3.78%     3.61%     1.90%     0.24%
Without management fee waiver and expense
   reimbursement:*
Ratio of expenses to average net assets            1.16%                                     1.10%
Ratio of net investment income (loss) to
   average net assets                              0.71%                                     0.15%

----------
* Seligman, the Fund's investment manager prior to November 7, 2008, and RiverSource Investments and its affiliates for the period thereafter, at their discretion, reimbursed certain class-specific expenses of certain share classes to allow those classes to declare dividends equal to selected minimum annual rates. Absent such reimbursements, returns would have been lower.

** In addition, the Fund paid a short-term capital gain distribution of $0.000146 on July 25, 2008.

How to Contact Us

THE FUND

Write to CORPORATE COMMUNICATIONS/INVESTOR RELATIONS DEPARTMENT AMERIPRISE FINANCIAL, INC.
               200 Ameriprise Financial Center
               Minneapolis, MN 55474

Phone          Toll-free in the US (800) 221-7844
               Outside the US (212) 850-1864

YOUR REGULAR (NON-RETIREMENT) ACCOUNT

Write to       RIVERSOURCE FAMILY OF FUNDS

For accounts established directly with the fund (for purchases, sales and exchanges):

Regular Mail   RiverSource Family of Funds
               c/o Boston Financial
               P.O. Box 8041
               Boston, MA 02266-8041

Express Mail   RiverSource Family of Funds
               c/o Boston Financial
               30 Dan Road
               Canton, MA 02021-2809

Phone          Toll-free in the US (800) 221-2450
               Outside the US (212) 682-7600

YOUR RETIREMENT ACCOUNT

Phone          Toll-free (800) 445-1777

                      RIVERSOURCE FUND DISTRIBUTORS, INC.
                                an affiliate of
                          RIVERSOURCE INVESTMENTS, LLC
            a wholly owned subsidiary of Ameriprise Financial, Inc.

Riversource Family of Funds Privacy Notice

The RiverSource Family of Funds, which includes RiverSource, Seligman, and Threadneedle, branded funds (collectively, the "funds"), are committed to respecting shareholders' rights of privacy and we have adopted the following policy to maintain the confidentiality of the information you share with us:

INFORMATION WE COLLECT

We know that you expect us to conduct and process your business in a manner that is both accurate and efficient. To do so, we may collect information about you such as your name, address, Social Security number and the names of your beneficiaries. This information is collected from applications or other forms that you provide to us or the financial intermediaries that distribute the funds. We also collect information about your transactions in the funds. In addition, we may obtain information about you from third parties in order to service your account. Financial intermediaries which distribute the funds and service your account, whether or not affiliated with us, may have a customer relationship with you and may independently collect information from you. This Privacy Notice does not apply to their independent collection or use of information about you.

INFORMATION WE DISCLOSE

We do not disclose any nonpublic personal information about our customers or former customers to anyone, except in two circumstances. We disclose information to companies, whether or not affiliated with us, that help us by providing services to you including companies that market funds on our behalf. We also disclose information when we are permitted or required by law to do so, such as when information is provided to the IRS for tax purposes.

SECURITY

We maintain physical, electronic, and procedural safeguards to protect your personal information. In addition, we insist that the distributors and other companies that perform services for us limit access to your personal information to authorized employees and agents, and maintain appropriate physical, electronic and procedural safeguards.

This privacy notice applies to each fund in the RiverSource Family of Funds and to Tri-Continental Corporation. It also applies to RiverSource Investments, LLC, RiverSource Fund Distributors, Inc. and RiverSource Service Corporation with respect to the investment advisory, distribution and shareholder services each may provide to the funds.

For More Information

The below information is available, without charge, upon request by calling toll-free (800) 221-2450 in the US or (212) 682-7600 outside the US. You may also call these numbers to request other information about the Fund or to make shareholder inquiries.

The Statement of Additional Information (SAI) contains additional information about the Fund. It is on file with the Securities and Exchange Commission, or SEC, and is incorporated by reference into (is legally part of) this Prospectus.

Annual/Semi-Annual Reports contain additional information about the Fund's investments. In the Fund's Annual Report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. The Fund's SAI and most recent Annual/Semi-Annual Reports are also available, free of charge, at www.seligman.com.

Information about the Fund, including the SAI, can be viewed and copied at the SEC's Public Reference Room in Washington, DC. For information about the operation of the Public Reference Room, call (202) 551-8090. The Prospectus, SAI, Annual/Semi-Annual reports and other information about the Fund are also available on the EDGAR Database on the SEC's Internet site: www.sec.gov.

Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing: Securities and Exchange Commission, Public Reference Section, Washington, DC 20549-0102.

The website references in this Prospectus are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this Prospectus.

SEC File Number: 811-2650

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SL-9914-99 (5/09)